Exhibit 4.15

Rental Agreement
Made and entered in Jerusalem, on November 12, 2006

Between:	Beck-Teck (Jerusalem) Ltd., Company I.D. 511868465 Of 8 Hartum Street, Beck Science Center, Har Hahotzvim, Jerusalem (hereafter "The Lessor") on one hand;
and between:	BioCancell Therapeutics Ltd., Company I.D. 513597856 (hereafter "The Lessee") on the other hand;

Whereas

1.
The Lessor entered a lease agreement with Israel Lands Administration on August 24, 1997 (hereafter "The Lease Agreement"), which grants the Lessor lease rights in an area of approximately 12,641 m2, in plot No. 16, according to a detailed plan No. 3760; and in plots No. 3 and 4 according to detailed plan No. 3760a and in registered block 30241, plots 31 (part thereof), 40 (part thereof) and in registered block 30243, plots 22 (part thereof), 23 (part thereof), 24 (part thereof) in 8, Hartum Street, Har Hahotzvim, Jerusalem (hereafter "The Land");

2.	The Lessor built on the Land a project for High Tech industries, to lease and/or sell the majority of the units in the project;
3.
The Lessee is interested in leasing from the Lessor and the Lessor is interested in leasing rented premises in the project in unprotected tenancy, all for the purpose of and under conditions detailed in this agreement, provided that the Lessee enters an agreement with the Managing Company as detailed in this agreement, in addition to this agreement;

Therefore, the parties agreed, acknowledged and stated the following:

1.	Preamble and headlines
	1.1	The preamble to this agreement and its annexes are an integral part thereof and a condition of its conditions and the parties enter the agreement between them according to the stipulations thereto.
	1.2	Headlines of the clauses of the agreement are included for convenience and orientation purposes only and are not part of the agreement and shall not be used to interpret it.

2.           Table of contents
Clause 1	-	Preamble and Headlines
Clause 2	-	Table of Contents
Clause 3	-	Annexes
Clause 4	-	Definitions
Clause 5	-	Non-payment of Key Money and Non-Application of Tenants Protection Law
Clause 6	-	Warranties of the Lessee
Clause 7	-	Period of the Lease and its Extension
Clause 8	-	The Purpose of the Lease
Clause 9	-	Rent and Payment terms
Clause 10	-	Parking
Clause 11	-	Project Management and Fulfilling the Instructions of the Articles
Clause 12	-	Maintenance and Management of the Leased Premises
Clause 13	-	Licensing and Licenses
Clause 14	-	Performing Work in the Leased Premises
Clause 15	-	Additional Fees Applied to the Lessee
Clause 16	-	Payment of the Lessor Instead of the Lessee
Clause 17	-	Payment Arrear
Clause 18	-	Prohibited Transfer of Rights by the Lessee
Clause 19	-	Insurance Policies of the Lessee
Clause 20	-	Insurance Policies of the Lessor
Clause 21	-	Deposit, Guarantees and Sureties
Clause 22	-	Changes in and Additions to the Leased Premises by the Lessee
Clause 23	-	Responsibility and Indemnification
Clause 24	-	Lien or Pledge by the Lessor and/or the Managing Company
Clause 25	-	Vacating the Leased Premises
Clause 26	-	Final Settlement of the Accounts
Clause 27	-	Remedies of the Lessor for a Breach of the Agreement by the Lessee
Clause 28	-	Remedies of the Lessee for a Breach of the Agreement by the Lessor [Application of the Contracts Law (Remedies)]
Clause 29	-	General
Clause 30	-	Arbitration and Jurisdiction
Clause 31	-	The Concise Agreed Upon Agreement and Amendments of the Agreement
Clause 32	-	Addresses and Notices
3.	Annexes to the Agreement

The following annexes are attached to the agreement and are an integral part thereof
Annex A	-	A Scheme of the Leased Premises
Annex B	-	Management Agreement
Annex C	-	Articles of the Project
Annex D	-	Changes and Improvements of the Lessee
Annex E	-	Certificate of Insurance for Contractors Work
Annex F	-	Certificate of Insurance Policies of the Leased Premises

4.	Definitions The following terms will have the following adjacent meaning in this agreement, unless explicitly specified otherwise:
	4.1	"The Project" - an exclusive High Tech industries project built by the Lessor on the land.
	4.2	"Architect" - the architect and/or the engineer of the building, appointed by the Lessor.
4.3
"The Leased Premises" - A unit in the project, in the third floor of the southern tower, of an area of 213 m2 gross, according to the scheme attached hereto as Annex A and also a right to use parking spaces, as detailed below in this agreement.

	4.4	"The Managing and Maintenance Company" - Mikdan-Tech Management Ltd., or any other company appointed by the Lessor to manage and maintain the project.
	4.5	"Management Agreement" - the Management Agreement attached to this agreement, as an integral part thereof, marked as Annex B.
4.6
"Representative Rate" for a certain day - the representative exchange rate of the US$, as determined by the Bank of Israel on the last business day before payment of any amount according to this agreement. If no representative rate is determined for a certain period - the mean exchange rate of the checks and transfers buying and selling rate determined by Bank Ha'poalim Ltd., for that day shall serve as the representative rate. In any case, the representative rate shall not be less than the representative rate in force as at the date of executing this rental agreement.

4.7
"Dollar" - means an amount in NIS according to the representative rate on the actual payment date of the relevant amount, but no less than the known representative rate on the execution date of this rental agreement.

5.	Non-payment of Key Money and Non-Application of Tenants Protection Law

5.1
The Lessee hereby declares and acknowledges that it knows that the building was built after 1971 and that on the date that the Tenants Protection Law (various stipulations) - 1968 came in force, it was not a tenant entitled to hold the leased premises as a protected tenant and the leased premises were not leased to any tenant in key money, therefore, according to the instructions of the Protection Law (combined version) - 1972, this law and any other law that replaces it or added to it shall not apply to the lease of the leased premises and that the Lessee, the leased premises and the subsequent lease are not and shall not be protected by the instructions of the aforementioned laws.

5.2
The Lessee hereby declares and acknowledges that the Lessee did not pay, does not pay did not intend to pay, was not required to pay and did not undertake to pay the Lessor any amount, directly or indirectly, in money or equivalent, in respect with key money for the rental right in the leased premises and that any repair and/or change made in the leased premises, if any, shall be performed together with the current maintenance and/or during adaptation of the leased premises to the needs of the Lessee and there shall be no fundamental changes in the leased premises and/or payment of key money, and upon vacating the leased premises, the Lessee shall not be entitled to claim and/or receive any amount or benefit in respect with key money or good will.

6.	Warranties and Commitments of the Parties
6.1
The parties state that pursuant to executing this agreement, the Lessor turned the leased premises over to the Lessee after painting and cleaning and the Lessee states that it received the leased premises to its satisfaction.

	6.2	The Lessor hereby states and warrants that:

6.2.1
The building in which the leased premises are located was built according to a building permit issued for its building and that the authorized authorities issues a certificate of consent to populate the building.

6.2.2
A lease agreement was entered with the administration, that conformed to all terms and conditions of the lease contract and the Israel Lands Administration has no cause whatsoever to cancel the lease agreement.

6.2.3	The land is free of any lien, pledge, debt, seizure, or rights of any third party, except according to rental agreements with other lessees.
6.2.4	No law and/or other agreement and/or another cause prevents entering this rental agreement with the Lessee.
6.2.5	Nothing in the urban building scheme applied to the land prevents the operation of a High Tech industry in the leased premises.

6.3	The Lessee states and warrants that:
6.3.1
He saw the leased premises, inspected them and all factual and legal data related to the premises, and subject to the truthfulness of the statements and warrants of the Lessor and fulfillment of its duties under this agreement, found the premises suited to its needs, and the Lessee hereby waivers any claim of non-conformance to any matter related to the project and to the leased premises, including possible use thereof, except a concealed defect.

	6.3.2	He was notified that the Lessor invested considerably to plan the project with due attention to every element used in its operation as High Tech Industries project, according to advanced concepts.

6.3.3	He received the leased premises As Is, after the leased premises were painted and cleaned by the Lessor and at its expense.

7.	Period of the Lease and its Extension

7.1	The Lessor hereby leased to the Lessee and the Lessee hereby leases the leased premises from the Lessor for a period of 24 months, starting on September 17, 2006 up to September 16, 2008.
7.2
It is agreed that the area of the leased premises is 213 m2, consisting of the floor area of the leased premises plus the full area of the exterior walls and 50% of the area of the interior walls plus the relative part of the areas for common use, at the rate of 15% of the areas of the floor and walls thereof.

7.3
The Lessee is entitled to give notice on the extension of the rental period for an additional 12 months period from September 17, 2008 to September 16, 2009 (hereafter "The additional lease period"), subject to the terms details in sub-section 7.4 below.

7.4
When the Lessee gives notice on the extension of the lease period for the additional lease period, the agreement shall be extended for the additional lease period with the required changes, that, only after each and every condition of the accumulated following conditions is fulfilled:

7.4.1
The Lessee delivered an advance written notice to the Lessor, notifying its wish to extend the agreement for the additional lease period (hereafter "The Advance Notice"), in a registered letter, delivered by a courier, received by the Lessor up to 3 (three) months prior to the end of the lease period according to this agreement, where receipt thereof was approved by a clerk of the Lessor.

7.4.2
Up to the date of the advance notice, the Lessee fulfilled all the terms of this agreement to the letter and did not violate in any violation which is a recurring violation and/or a fundamental violation and/or a violation of a major clause of this agreement and/or any other violation that the Lessee failed to correct, although required to do so by the Lessor.

7.4.3
As at the delivery date of the advance notice and also during the period up to the end of the lease period according to this agreement (without an extension), there will be no legal proceedings (including arbitration) between the Lessor and the Lessee.

7.5
The Lessee undertakes to notify the Lessor on its wish to rent the leased premises for an additional period or end the lease relations in a registered letter, at least 3 months prior to the end of the additional lease period (if it chooses to extend the lease).

7.6
When the Lessee notifies the Lessor on his wish to lease the leased premises for an additional period after the additional lease period, the parties shall negotiate the terms of the lease, including the rent and the parking spaces, duration of the lease period, extension options, etc., and the Lessee shall not have the right to claim that it is entitled to extend the lease beyond the additional lease period provided by this agreement.

8.	The Purpose of the Lease
	8.1	The Lessee hereby leases the leased premises with the sole purpose of using it to operate a Biotechnology business.
8.2
The Lessee hereby undertakes that is shall not use and shall not allow the use of the leased premises or any part thereof for any other purpose except the lease purpose. To remove any doubt and without derogating the generality of the aforementioned, the Lessee undertakes to operate only his business in the leased premises and no other business.

8.3
The Lessee acknowledges that it knows that the Lessor is entitled to grant and/or grants and/or will grant exclusivity for different purposes in the project. The Lessor is also entitled to prevent use of the leased premises in the project for different purposes, all to create an appropriate balance of the businesses in the project, at the Lessor's discretion, as will be from time to time. Granting exclusivity and/or preventing use from other Lessees, shall be decided at the sole and absolute discretion of the Lessor and the Lessee does not have and will not have any claims against and demands from the Lessor on this matter, provided that the Lessor shall not effect a change in the character of the project and that the rights of the Lessee according to this agreement shall not be affected.

8.4
The Lessee states and warrants that is has the knowledge, experience and ability to operate the leased premises as detailed in the purposes of the lease, that it will operate the leased premises and maintain it with all the equipment appropriately and as required by the instructions of any law and that the leased premises were leased to the Lessee by the Lessor on the basis of this statement, with due consideration of the obligation of the Lessor to lease the project to industries of a certain type in a certain quantity.

	8.5	The violation of any provision of the provisions of this clause consists a material breach of the agreement.

9.	Rent and Payment terms
9.1
In payment of the rent for leasing the leased premises, which are the subject of this agreement, the Lessee undertakes to pay the Lessor monthly rent in the amount of $13 per 1 m2, in the meaning of the dollar as construed in clause 2 above and a total of $2,769.

9.2
In addition to the rent, Value Added Tax (hereafter "VAT") shall apply to and shall be paid by the Lessee in relation to the lease according to this agreement at the rate in force on the actual payment date of the rent and shall be paid to the Lessor 3 days prior to the date required by law for paying VAT, against receipt of a legal invoice from the Lessor.

9.3
The Lessee shall pay the rent to the Lessor in advance for every three months of lease with the addition of the legal VAT, starting from handing over the premises, on the first day of the first month of every three lease months, as aforementioned (for example, on January 1st, April 1st, etc.), through a bank standing order, linked to the CPI, payable directly to the Lessor's account. Rent for the period from starting the lease up to the first day of the nearest quarter shall be paid on the execution date of this agreement.

9.4	The violation of any provision of the provisions of this clause consists a material breach of the agreement.

10.	Parking

10.1
The Lessor shall place at the service of the Lessee, for the lease period, and if the Lessee extends the lease - even for the additional lease period, 6 marked parking spaces in the parking lot of the project, at the discretion of the Lessor (hereafter "Parking Spaces"), provided that these spaces shall be adjacent and as near as possible to the leased premises. 3 parking spaces will be placed at the service of the Lessee free of charge and 3 additional parking spaces in return for an amount of $80 per month, plus VAT for each parking space and a total of $240 per month plus VAT.

10.2
The Lessee acknowledges that it knows that the parking spaces are not part of the leased premises, that the parking spaces will remain the property owned by the Lessor and the Lessee is only granted the right to use the parking spaces.

10.3
To remove any doubt, it is clarified that the Lessee shall incur the cost of the municipal rates applied (if applied) to all parking spaces it received, either free of charge or against payment, as aforementioned, all throughout the lease period, including the additional lease periods. To remove any doubt, it is clarified that the Lessee shall incur payments of the municipal tax for parking spaces, in addition to its share in the managing expenses and all other payments applied to it according to this agreement.

10.4
The Lessee acknowledges that it knows that the parking arrangement will be dictated by the Lessor and/or another party employed by the Lessor and/or the managing company; and that this planning, including the location of the parking spaces shall continue to be adjacent to each other and as near as possible to the leased premises.

10.5	The Lessor states and warrants that the Lessee shall receive free access and exit to the parking spaces on all hours of the day and night, throughout the year, except Yom Kippur (Day of Atonement).

11.	Project Management and Fulfilling the Instructions of the Articles

11.1
The Lessee acknowledges that it was advised about the contents of the Articles of the Project, attached in its full version to this agreement as an integral part thereof and marked as Annex C (hereafter in this agreement "The Articles"). And the Lessee consents and hereby approves the Articles and undertakes to act according to the Articles.

11.2
The Lessee undertakes to fulfill in full all the provisions included in the Articles and/or any provision, guideline, rules, permits and prohibitions applied to or will be applied to the project from time to time, including any amendment and/or change in the aforementioned or in the Articles, all as determined from time to time at the sole discretion of the Lessor and/or the managing company, provided that such new provisions were brought to the attention of the Lessee in writing, in advance, by the Lessor and/or the managing company, provided that the Lessee's rights according to this agreement and its reasonable options to fully benefit from and use the leased premises shall not be affected (hereafter in this agreement "Periodic Provisions").

11.3
The Lessee undertakes to enter a management agreement with the managing company and/or the Lessor, pursuant to executing this agreement. Despite the provisions of the management agreement, it is explicitly agreed, that the Lessee shall pay management fees in the amount of $3.35 per 1 m2 per month and a total of $713.55 per month plus VAT. The Lessee shall continue to pay this amount of management fees whether the actual management fees (management costs plus 15%) are higher or lower than this amount. It is also agreed, that despite the provisions of the management agreement, the Lessee will not be entitled to receive the invoices of the managing company and approvals of the auditor of the managing company and will not be entitled to study the documents of the managing company.

11.4
It is hereby agreed that violation of any commitment of the Lessee according to the management agreement, as well as any provision of the periodic provisions, will be also regarded for all intents and purposes as a breach of this rental agreement and all the reliefs available to the Lessor in respect with the breach of this agreement will apply.

12.	Maintenance and Management of the Leased Premises
12.1
The Lessee undertakes to maintain the leased premises, including equipment and/or installations with which the leased premises were equipped, including equipment and/or installations which serve the leased premises, installed outside the premises, in good repair and function and also at a good level and quality, conforming to the character of the project. The Lessee undertakes to avoid causing any damage or disruption to the leased premises or any part thereof or any system of its systems and installation of its installations (hereafter "The Damages") and repair at its expense, in the shortest possible time under the circumstances, all damages caused during the lease period (except exceptional damages, as defined below), including all damages caused by the Lessee and/or by anyone acting on its behalf and/or by visitors, clients, employees, workers and/or any other person.

12.2
It is hereby agreed that the Lessee is not responsible for a part of the damages only (hereafter "Exceptional Damages"), detected during the lease period, which will be damages caused by natural and reasonable wear or constructional - fundamental damages in parts of the leased premises, which the Lessor built, provided that the said damages will not occur in any way as a result of an act or default of any person except the Lessor or anyone acting on its behalf and that the Lessee or anyone acting on its behalf did not perform any constructional work in that part of the leased premises in which the exceptional damages were detected, which can cause the said damages in reasonable and logical probability. It is agreed that the Lessor shall be responsible for repairing the exceptional damages at its expense within a reasonable time under the circumstances and the specific damages, that from the time on which the Lessee reports to the Lessor in writing on the occurrence of the exceptional damages, and subject to cooperation of the Lessee with the Lessor as far as required in this case. It is also explicitly agreed hereby that in the event that parties will disagree on this matter, the architect shall decide if the detected damage is an exceptional damage and how and when it should be repaired, all at the sole and absolute discretion of the architect that will oblige the parties.
It is agreed that the Lessee shall not be entitled to any compensation in respect with loss of profits caused by the aforementioned special damages.
The Lessor, on its part undertakes to file a claim to the insurance company which will insure the building and forward to the Lessee any amount received from the insurance company for the said damages. If the damages will affect several leased premises, the Lessor will divide the amounts received from the insurance company among the tenants, at its discretion.

12.3
Without derogating from the generality of the aforementioned the Lessee undertakes that the equipment, furniture and other installations and/or accessories installed in the leased premises shall be at excellent level and quality, compatible with the character of the project.

12.4
The Lessee acknowledges that if it will not maintain the leased premises, including the said equipment, furniture and other installations and/or accessories installed in the leased premises and/or equipment and/or installations that serve the leased premises and the installations outside the boundaries of the leased premises at the level and quality specified in this agreement and/or shall not repair the damages and the required repairs in the leased premises and/or return the leased premises to the Lessor in a condition that is not good and functional, except reasonable wear, at the end of the lease period, the Lessor is entitled, but not obliged to perform any repair and any actions it deems fit to repair the damages and/or revert the condition to its former condition, at the expense of the Lessee.
The Lessor shall be entitled to access the leased premises to exercise its aforementioned right in this clause, in coordination with the Lessee.
Nevertheless, is it hereby explicitly agreed that before taking any aforementioned action by the Lessor, according to this sub-section, the Lessor will notify its intention to the Lessee and allow it to repair the required repairs to the satisfaction of the Lessor, all except repairs which according to their nature or according to the management agreement are repaired by the managing company or another third party.

12.5
The Lessee undertakes to fulfill and perform the provisions of any law applied to the leased premises, its maintenance and use. The Lessee undertakes that it shall not perform in the leased premises or any part thereof, or related to it, any act that may be an obstacle or a nuisance or cause other damage to the Lessor or to the project or to other tenants, or other right holders in the project, or to any other third party and the Lessee shall incur all consequences of violating these obligations.

12.6	Signs
12.6.1
The Lessee is committed not to hang any signs and/or posters on the facade of the leased premises and/or on an exterior wall of the leased premises and/or any exterior part of the project and/or in the interior spaces and/or the exterior spaces of the project, including parking lots areas and/or any other place in the project without the written advance consent of the Lessor and/or the managing company. The Lessor and/or the managing company are entitled to subject their consent for hanging any signs and posters to conditions defining the size, quality, color and shape of the sign and shall be entitled to deny permission for hanging signs and posters based on reasonable causes and/or causes related to the quality of the project and/or any other material cause. The signs shall be produced by a signs producer employed specifically for this purpose by the managing company.

12.6.2
The Lessor hereby notifies that it consents to signs hanging under the following terms:
In the entrance to the building Atrium, signs identical to signs of other tenants in the building, approved by the graphic designer of the building, Mr. Noach Ofir, or whoever is appointed in his place by the Lessor. In the exit from the elevator at the floor of the leased premises, signs to direct the visitors of the Lessee to the leased premises, designed by the graphic designer of the building, Mr. Noach Ofir, or whoever is appointed in his place by the Lessor. The managing company incurs the expenses of the signs production.
It is agreed, that the said hanging of signs and/or posters shall be performed only by the managing company (unless the latter shall permit the Lessee to do it on its own, by an advance written letter). The Lessee shall incur a fee applied, if applied, to the said signs.

12.6.3
"Interior spaces" for the purpose of this agreement, mean all the spaces within the boundaries of the project, including, without derogating the generality of the aforementioned, the additions and improvements added from time to time, exterior and/or underground and/or other parking lots, roofs, passages, entries and exits, internal streets, sidewalks, service rooms, loading and offloading bays, elevators, stairs and any other space within the boundaries of the project, open for the general public and/or which will be open to that public and also the air raid shelters, except those parts designated by the Lessor for leasing and/or were actually leased.
"Exterior spaces" for the purpose of this agreement, mean all the spaces outside the boundaries of the project, adjacent to its, including, inter alia, roads and access roads, sidewalks, traffic islands, gardens, lighting and signs.

The Lessee undertakes to strictly maintain the cleanliness of the leased premises and the project and the adjacent surrounding and operate its business only within the leased premises. The Lessee undertakes that it shall not place junk, crates, objects, movables and waste outside the leased premises, including the service corridors and shall not cause any obstacle and nuisance to anyone. The Lessee shall incur all the fines charged by the municipal authorities and/or by State institutions, if charged, in respect with violation of the provisions of this clause. In the event that the Lessor is charged with the said fines due to acts or defaults of the Lessee, the Lessee shall indemnify the Lessor for the full amount of the said fines, including all reasonable expenses incurred by the Lessor in relation to such fines. The Lessee undertakes to fulfill all the provisions of the management agreement related to waste removal and pay all the expenses and fines related to it.
The Lessee undertakes to access the leased premises only through the fixed and marked access roads, as determined by the Lessor. The Lessee undertakes to get to the leased premises, using vehicles and transport means, only in places designated for this purpose, as determined by the Lessor, and shall not use vehicles, motorized or otherwise, which may affect and/or damage the access roads or the roads to the project and to the parking lots which serve it. The Lessee undertakes to fulfill any reasonable instruction issued by the Lessor and/or the managing company in writing, from time to time, on the subject of access to the leased premises and its surrounding.
The violation of any provision of the provisions of this clause consists a material breach of the agreement.

13.	Licensing and Licenses
13.1
The Lessee declares that it verified in practice the conformance of the leased premised to its needs and to the purpose of the lease and the ability to obtain all the licenses, permits and approvals required by law to operate the leased premises in accordance with the purposes of the lease, prior to entering its signature on this agreement.

13.2
The Lessee undertakes to obtain all the licenses and/or permits and/or approvals required by law to operate and/or manage its business in the leased premises, from any municipal and/or local and/or government and/or other authority. The Lessee shall forward to the Lessor, upon its written request on the matter, a copy of the said documents.

	13.3	The Lessee declares that the Lessor bears no responsibility towards the Lessee for obtaining any of the said license and/or permit and/or approval.
13.4
The Lessee undertakes to ensure the renewal of any license and/or permit and/or approval required for its business in the leased premises throughout the lease period, to allow all work in the leased premises and its operation to be conducted throughout the lease period and any part thereof according to the provisions of any law, license, permit, approval, instruction, regulation and order, issued from time to time by any authorized authority, relating to the business operated in the leased premises.

13.5
In the event that an authorized authority stipulates terms for granting the license, permit or approval required to operate the business of the Lessee in the leased premises, to modify the leased premises, the Lessee undertakes to request the written advance consent of the Lessor to perform any required change. The Lessor is entitled to consent to the request or deny it on reasonable grounds. In the event that the Lessor consented to the request, the Lessee is entitled to perform the changes in the leased premises only in accordance with the written conditions issued by the Lessor, at the sole expense of the Lessee and the provisions of the following Clause 14 shall apply.

13.6
In the event that the Lessor denied the request and does not issue the required license and/or the permit and/or the approval to operate the business of the Lessee in the leased premises, the agreement shall be cancelled and the Lessee shall be required to vacate the leased premises from any person and object and return the keys of the leased premises to the Lessor, all no later than three months after the Lessor notifies its said denial.

14.	Performing Work in the Leased Premises
14.1
The Lessee is committed not to make any interior and/or exterior change in the leased premises, not to add any addition, destroy or modify any part of the leased premises and/or an installation of its installations and not permit or allow any repair and/or change and/or addition and/or renovation and/or destruction, all without the written advance consent of the Lessor. The Lessor is entitled to consent to the Lessee's request or deny it on reasonable grounds. The Lessor is entitled to prevent execution of any act that is contrary to this clause and also to destroy and remove any change, addition, renovation or repair performed contrary to this clause, all at the expense of the Lessee.

14.2
In the event of performing the aforementioned works, the Lessee shall insure the works in insurance policies specified in Certificate of Insurance for Contractors Work, Annex E to this agreement and shall present the certificate on issuing the insurance polices, signed by the insurer, in the version stipulated in Annex E, to the Lessor, prior to commencing work.

14.3
The Lessee shall incur the cost of repairing the leased premises and/or the project and/or part thereof, as far as this repair is required by performance of any works, performed by the Lessee, immediately after being required to do so by the Lessor and/or the managing company.

14.4
All repairs and/or changes and/or additions and/or renovations and/or improvements made by the Lessee in the leased premises, either with or without the consent of the Lessor, and all the attached to the leased premises (all these hereafter "The Changes"), shall be transferred at the end of the lease period, including upon a change of tenants, to the possession and ownership of the Lessor and the Lessee waivers any claim and/or demand related to these changes. To remove any doubt, it is hereby clarified that the Lessee shall not be entitled to any payment in respect with the changes, however, in the event that the Lessor requires that the Lessee reverts the condition to the original condition, as it was prior to the execution of this agreement, all or part thereof, the Lessee shall revert the condition to the former condition, all or part thereof, at its expense, in accordance with the required by the Lessor and shall take hold of those changes as defined above which the Lessor has no need for, according to the Lessor's definition and shall leave the leased premised empty of any person and object, except the changes that the Lessor wishes to hold. To remove any doubt, it is hereby clarified explicitly, that the Lessee shall be entitled to remove from the leased premises, all items which are not permanently attached to the leased premises.

14.5
The Lessee undertakes to enable the Lessor and/or the managing company and/or to whoever acts on their behalf, to enter the leased premises at any reasonable day and time, to inspect the leased premises and/or show it to other potential tenants and/or to perform in it, for it or for any other part of the project, works and repairs of any kind and type. Including and without derogating the generality of the aforementioned, technical arrangements, piping, drainage, electricity, etc. Nothing in this clause obliges the Lessor and/or the managing company to perform any action and the Lessor and/or the managing company shall act to the best of their ability to reduce any damage, if any, caused to the Lessee, to the barest minimum, that the duration of the actions shall be as short as possible and that the condition of the leased premises shall be reverted to its previous condition upon completion of the works.
In any case, it is clarified and agreed that the Lessee shall not be entitled to any compensation in respect with inconvenience, loss of profit caused, if caused, as a result of the aforementioned works and repairs performed by the Lessor and/or the managing company, but shall be entitled to compensation in respect with actual damages to the leased property, to furniture and equipment.

	14.6	The violation of this clause consists a material breach of the rental agreement.
15.	Additional Fees Applied to the Lessee
15.1
The Lessee shall incur all the taxes and expenses due for the lease period, applied by force of its being the holder of the leased premises, as detailed above, whether these exist at present or shall be applied in future in respect with the lease period, and shall pay the related amounts, whether the demand for payment is addressed or not addressed to the Lessee, at the legal payment date and in the absence of such a date, immediately upon receipt of the demand from the Lessor in writing:

15.1.1
Business taxes, municipal taxes (including rates), government taxes and any other tax resulting from holding the leased premises and/or from its lease and/or use thereof and/or management and/or operation of a business in the leased premises and any tax applied in respect with the lease and/or shall be applied to the Lessee of the property separately from its Lessor and/or owner, according to the custom. To remove any doubt, it is clarified that the Lessee shall also incur municipal rate payments, if applied, due for the parking spaces made available to the Lessee.

15.1.2	All payments and other expenses due for the use of the leased premises and its maintenance, including supply of water, electricity, fuel, telephone, gas, etc.
15.1.3
The Lessee shall also incur, in addition to the aforementioned, municipal rate taxes applied to the areas for common use of the project, according to its relative share in the areas for common use of the project, calculated according to the ratio between the area of the leased premises and the total sum of all areas leased and/or designated for leasing in the project (hereafter "The Relative Share of the Municipal Rates Payment"). To remove any doubt, it is clarified that the said payment for the relative share of the areas for common use are is included in the managing fees applied to the Lessee according to this agreement and the management agreement attached to this agreement.

15.1.4
The Lessor is entitled to require the Lessee to enter an agreement with the Municipality of Jerusalem, so that the charges for municipal rates in respect with the leased premises (differentiated from the common areas) shall be delivered directly to the Lessee and the Lessee shall incur it directly and pay it on time.

15.2
The Lessor undertakes to incur the taxes applied in respect with the leased premises and which the Lessee is not obliged to incur, as detailed in clause 15.1 above and in this agreement in general and shall pay them on the due date.

15.3
The Lessee, together with all other tenants in the project shall also incur all the expenses related to the management and performance of all services in the project in general, in accordance with the provisions of the management agreement, Annex B to this agreement, which the Lessee shall sign. To remove any doubt, it is clarified that the said payment for the relative share of the expenses is include in the managing fees applied to the Lessee in accordance with this agreement and the management agreement attached as Annex B to this agreement.

15.4
The Lessee undertakes to present to the Lessor, from time to time, upon the Lessor's request, all the receipts and/or certificates proving that the Lessee did pay on time all payments applied to it pursuant to this agreement.

16.	Payment of the Lessor Instead of the Lessee

The Lessor is entitled to pay, for any reason, any payment, which applies to the Lessee according to the provisions of this agreement, pursuant to issuing an advance notice of 10 days and in this case the Lessee shall be required to refund the Lessor for any amount it paid as aforementioned, immediately upon the Lessor's first demand. Invoices of the Lessor on the matter of the said payment shall consist proof of correctness thereof.

17.	Payment Arrear
17.1
In the event that the payment arrear of the Lessee exceeds 10 days for any amount due to the Lessor and/or the managing company according to this agreement, the Lessee shall pay the Lessor and/or the managing company, as the case may be, linkage differences to the dollar and also arrears interest on the amount in arrear, at the rate charged by Bank Ha'Poalim Ltd., for unapproved overdraft in a current loan account plus 0.1% per month. The interest shall be calculated for the period from the date on which the Lessee had to pay the amount in arrear and up to the actual payment date. Nevertheless, payment arrear out of the control of the Lessee (e.g., bank strikes, etc.) shall not be regarded as arrear and the said arrears interest shall not be calculated for it.

17.2
In the event that the payment arrear relates to an amount paid by the Lessor and/or the managing company instead of the Lessee, which the Lessee should have paid to that third party, the aforementioned interest shall be calculated for the period from the date on which the Lessor and/or the managing company paid the amount in arrear to the third party and up to the actual payment date by the Lessee. In the event that the Lessor and/or the managing company paid interest or an arrear fine due to the payment arrear of the Lessee, the interest and/or the arrear fine shall be regarded as part of the principal of the debt which the Lessee must repay to the Lessor and/or the managing company, as the case may be.

17.3
In the event that the Lessee was in payment arrear of any amount due to the Lessor and/or the managing company in accordance with this agreement, any amount paid by the Lessee shall be charged first on account of the interest, then on account of linkage differences and finally on account of the principal. In the event that the collection of the said amount was performed through legal proceedings and involved expenses and/or attorney fees charged to the Lessor and/or the managing company, any amount paid shall be charged first on account of expenses and/or attorney fees and then according to the aforementioned order.

17.4
Payment of the interest pursuant to the provisions of this agreement does not derogate the right of the Lessor and/or the managing company to any other relief provided by this agreement and/or by any law, including, and without derogating the generality of the aforementioned, eviction of the leased premises and any other relief resulting from the breach of the agreement by non-payment; receipt of the aforementioned interest shall not be construed as a waiver on the part of the Lessor and/or the managing company of any other relief and/or any effect on any right granted to them by the agreement and/or any law.

17.5
Repeat and/ or accrued arrear which does not arise from an act or a default of the Lessee, that exceeds 10 (ten) business days, of any payment which the Lessee must pay to the Lessor and/or the managing company pursuant to this agreement shall be regarded as a material breach of this agreement, which provides the Lessor with all the reliefs granted to it by this agreement and by any law related to a material breach of the agreement.

18.	Prohibited Transfer of Rights by the Lessee
18.1
The Lessee undertakes hereby that it shall not endorse or transfer or give or sell or rent (including sub-letting) or lease or pledge its rights pursuant to this agreement, all or part thereof, to another or to others, in any way, and shall not endorse or transfer or give or rent or lease the leased premises, all or part thereof to another or to others, in any way.

18.2
The Lessee undertakes hereby that it shall not add as partner another or others in the lease and/or the holding and/or the operation and/or the management of the leased premises and shall not grant any person or organization possession and/or permission to use the leased premises or any part thereof, either as a permission holder against a reward or without a reward, or in any other way. Nevertheless, the Lessee is entitled to lease part of the leased premises (hereafter "Sub-Leased Premises") in a sub-lease to one sub-lessee, after receiving the written advance consent of the Lessor and the Lessor shall not deny its consent, unless based on reasonable grounds and subject to the fact that the Lessee shall undertake to fulfill all the following conditions:

18.2.1
The Lessee shall continue to warrant fulfillment of all its obligations related to the sub-leased premises to the Lessor and to the managing company, including commitments to pay rent and other payments and the securities provided by the Lessee pursuant to this agreement shall remain in force.

18.2.2
The Lessee shall ensure that the sub-lessee will not make any changes in the sub-leased premises, except works approved in writing, in advance, by the Lessor. The Lessor shall not deny such an approval, unless based on reasonable grounds.

		18.2.3	The Lessee shall ensure that the sub-lessee vacates the sub-leased premises in the event that the Lessee must vacate the leased premises pursuant to the primary rental agreement.
18.2.4
The Lessee shall ensure that the sub-lessee obtains and maintains all the insurance policies required from the Lessee in respect with the sub-leased premises pursuant to the primary rental agreement and that these insurance policies or certificates certifying such insurance shall be submitted to the Lessor at least 2 work days prior to the population of the sub-leased premises. The Lessor shall be included in all insurance policies as an additional beneficiary.

18.2.5
That this agreement and also the management agreement shall be attached to the sub-rental agreement and the sub-lessee will undertake in writing to fulfill all the obligations applied to the Lessee, with changes required by drawing the sub-rental agreement and without derogating the aforementioned, that the sub-lessee shall undertake to vacate the sub-leased premises whenever the Lessee vacates the leased premises and/or will be required to vacate it.

18.3
The Lessee hereby undertakes that it shall not pledge its rights pursuant to this agreement, shall not register its rights pursuant to this agreement or in relation to it in the Land Registration office and/or the registrar of pledges or in any other way, including registration of a caveat and/or a pledge in relation to the aforementioned rights.

19.	Insurance Policies of the Lessee
19.1
Insurance of Works
Insurance of the Lessee's works, if and as far as the Lessee shall wish to perform works in the leased premises not through the Lessor and/or the managing company (hereafter in this section, these works are defined as "The Works" or the "Contracting Works"), shall be made in the name of the Lessee, the contractors and the sub-contractors (hereafter "The Insured") and shall include the following insurance chapters, in the version of a policy for contracting works that shall not be less than such insurance conditions or equivalent in this type of policy:

19.1.1
Chapter 1 - Contracting Works insurance, insuring the full value of all the works performed by the Lessee and also investments, installation of equipment and contents or any type, consisting an integral part of the project's works, renovations, changes and additions made in the leased premises; against loss and/or damage during the construction, installation and commissioning. The chapter shall include an explicit expansion applied to the property in which the work is performed and/or adjacent property, in a limit of responsibility at the rate of 25% of the value of the insured works per case and accumulated for the insurance period.

19.1.2
Chapter 2 - third party liability insurance, for the legal liability of the insured to damage to property and/or bodily injury to a third party, resulting from performance of the aforementioned works and a limit of responsibility that shall not exceed ten times the insurance amount specified in chapter 1 above, or $1,000,000 (one million US$) per case and to the total of the insurance period, according to the lowest, where the insurance does not limit liability related to fire, explosion, flood, panic, lifting, devices, off-loading and loading, faulty sanitary installations, poisoning, vibrations, removal or weakening of a buttress or a support in a limit of responsibility of $100,000 per event and accumulated for the insurance period, a strike and a lockout, liability to or in respect with sub-contractors and their employees and also recourse claims by the National Insurance Institute.

This chapter shall contain a cross liability clause, stipulating that the insurance shall be considered as if made separately for each individual of the insured.
19.1.3
Chapter 3 - employer's liability insurance, in respect with the liability of the insured according to the Torts Law (new version) and/or the Defective Products Liability - 1980, towards all those employed in performing the works in a limit of responsibility of $5,000,000 per injured, case and the whole insurance period. This chapter shall not include any limit applied to work hours, contractors, sub-contractors and their employees and legal youth employment.

19.2
The Lessee undertake to submit to the Lessor, without any request or additional appeal from the Lessor, no later than seven days prior to the works starting date in the leased premises, a certificate on insuring the works under construction in accordance with the version of Certificate of Insurance for Contractors Work, attached to this agreement and marked as Annex E to this agreement, consisting an integral part thereof, legally signed by the insurer. The Lessee declares that it knows that the submission of the aforementioned certificate of insurance is a preliminary suspending condition for performing works in the leased premises and/or works commencing date in the leased premises; and the Lessor is entitled to prevent the Lessee from performing works in the leased premises and/or delay the works commencing date in the leased premises in the event that the said certificate will not be submitted to the Lessor by the Lessee prior to the aforementioned date.

19.3
Insurance of the Leased Premises
Without derogating the responsibility of the Lessee according to any law and/or pursuant to the stipulations of this agreement, the Lessee undertake to obtain, persist and maintain the following insurance policies (called hereafter "Insurance of Leased premises") at its expense, in a legally authorized, known insurance company, throughout the duration of this agreement prior to handing the possession of the leased premises or prior to the date of placing any property in the leased premises (except property included in the insured works pursuant to clause 19.1 above);

19.3.1
Insurance of property owned and/or under the responsibility and/or held by the Lessee, including the contents of the leased premises located inside and/or outside the leased premises in the perimeter of the project and also any change, improvement, renovation and addition to the leased premises performed by the Lessee, furniture, equipment, installations and inventories of any kind and type, in full replacement value thereof and or reinstatement of the property with new property, against loss or damage due to fire, smoke, lightening, explosion, earthquake, riots, strikes, malicious damages, storm, tempest, flood, fluids and splitting damages, impact damages, aircraft damage and burglary (hereafter "Expanded Fire Risks").

The Lessee undertakes to update the insurance amounts for insurance made pursuant to this clause from time to time, to reflect the updated value of the property.
19.3.2
Insuring the legal liability to the Lessee towards a third party for any loss or damage caused to the body and/or property of any person and/or a legal entity and without derogating the generality of the aforementioned, including loss or damage to the Lessor, to the managing company, to employees, lessees, owners and other tenants in the project, in a limit of responsibility of $1,000,000 (one million US$) per event and accumulated for the insurance period. This insurance shall not be subject to any limit of liability related to fire, explosion, flood, panic, lifting devices, elevators, off-loading and loading, faulty sanitary installations, poisoning, strike and lockout and also claims by the National Insurance Institute; the insurance shall be expanded to indemnify the Lessor and/or the managing company in a limit of responsibility of $100,000 per event and accumulated for the insurance period, for bodily injury only and also in respect with acts or defaults of the Lessee, all subject to a cross liability clause, stipulating that the insurance shall be considered as if made separately for each individual of the insured. To remove any doubt, the policy shall be expanded to include cover in respect with property under construction and/or destruction, as detailed in the relevant insurance version.

19.3.3
Employer's liability insurance, in respect with the liability of the Lessee according to the Torts Law (new version) and/or the Defective Products Liability - 1980, towards all those employed in performing the works in a limit of responsibility of $5,000,000 case and accumulated for the whole insurance period. This chapter shall not include any limit applied to work hours, contractors, sub-contractors and their employees, baits and poisons and also legal youth employment. The insurance shall be expanded to indemnify the Lessor and/or the managing company  in the event of a work accident they will be considered as the employers of any of the Lessee's employees.

19.4
Insurance of the Leased Premises (including insurance of the Lessee's works in accordance with the aforementioned stipulations of this agreement) shall include an explicit condition stating that it precedes any insurance made by the Lessor and or the managing company and that the insurer waivers any demand to join the insurance policies of the Lessor and/or the managing company and the insurer also waivers the right of subrogation against the Lessor, the managing company, managers, their employees acting on their behalf, except against any person who caused damage maliciously.
The insurer shall undertake that it shall not reduce and/or cancel the policies, unless a written notice, delivered by registered mail is sent to the Lessor, at least 60 days in advance.

19.5
The parties declare that none of the parties shall have any allegation and/or demand and/or claim against the other party in respect with damage that entitles them to indemnification or that they would have been entitled to indemnification therefrom, if it were not for the deductible specified in the policy of each of the parties, according to the said insurance policies obtained by the parties, and they hereby exempt each other, their managers and employees, from any liability to the said damage.

19.6
The Lessee undertakes to submit to the Lessor, without any additional demand from the Lessor, no later than 14 days prior to handing possession and as a preliminary condition for receiving possession, a certificate on insuring the leased premises in accordance with the version of Leased Premises Insurance certificate, attached to this agreement and marked as Annex F [please send annexes] to this agreement, consisting an integral part thereof, legally signed by the insurer.

19.7
To remove any doubt, it is clarified that failure to submit the aforementioned insurance certificate on time shall not affect the obligations of the Lessee pursuant to this agreement, including and without derogating the generality of the aforesaid, any payment liability applied to the Lessee and the Lessee undertakes to fulfill all its obligations pursuant to this agreement even if it is prevented from performing works and/or from receipt of the possession of the leased premises due to failure to present the certificates on time.

19.8
The Lessee undertakes to fulfill the conditions of the policies, pay the insurance premiums and renew the leased premises insurance policies from time to time as needed, to ensure valid insurance throughout the lease period.

19.9
The Lessee undertakes to submit to the Lessor, no later than seven days prior to the end of the insurance period of the leased premises, an insurance certificate in accordance with the provisions of Annex E on the extension of the insurance policies for an additional year or up to the end of the lease period, according to the earliest. The Lessee undertakes to repeatedly present the insurance certificate at the specified dates for every insurance year and as long as this agreement is valid.

19.10
The Lessor is entitled to review the aforementioned insurance certificates provided by the Lessee and the Lessee undertakes to enter any change or amendment required to adapt it to the obligations of the Lessee. The Lessee declares and warrants that the Lessor's right of inspection related to insurance certificates and its right to require the aforementioned amendment of the insurance, does not require the Lessor or any party acting on its behalf to assume any obligation and any responsibility for reviewing the aforementioned insurance certificates and insurance policies, nature, volume, validity or absence and it does not derogate any obligation required from the Lessee pursuant to this agreement. At the request of the Lessee, the Lessor shall allow the Lessee to study copies of insurance policies made by the Lessor, as detailed in clause 20 below.

19.11
Any additional insurance made, if made, by the parties, at their discretion, shall include a subrogation waiver clause towards each other and their managers, employees and representatives and all other aforementioned provisions on insurance shall apply with the required amendments.

19.12
The parties undertake, throughout the lease period, to fulfill all the requirements and provisions of the National Insurance law and all orders and regulations regulates according to it, in a way that all their employees and delegates, including incidental or temporary employees, shall be entitled to all rights provided by this law and its related provisions, at any time and throughout the period of this agreement.

19.13
To remove any doubt, it is clarified that in the event that handing possession of the leased premises to the Lessee is delayed, due to the Lessee's failure to fulfill the provisions of the agreement, including provisions relating to different insurance policies, the delay shall not exempt the Lessee from all its obligations pursuant to this agreement according to any law, as if the possession was handed on time.

19.14
The Lessee undertakes that in the event that the Lessor and/or the managing company and/or any other stake holders in the project are charged with additional insurance premiums related to the leased premised and/or the project, resulting from actions and/or defaults of the Lessee or anyone acting on its behalf, the Lessee shall pay the Lessor and/or the managing company and/or others, as the case may be, the said addition, immediately upon their first demand.

19.15	The violation of any provision of the provisions of this clause consists a material breach of the agreement.

20.	Insurance Policies of the Lessor
20.1
The Lessor undertakes, on its own or through the managing company, to obtain and maintain the following insurance policies (hereafter "Insurance of the Project") in a legally authorized, known insurance company, throughout the duration of the lease:

20.1.1
Insurance of the building of the project and all its systems and attached and all contents owned by and/or under the responsibility of the Lessor, except any change, improvement, renovation and addition to the leased premises, made and/or will be made by the Lessees and/or in their behalf which are not performed by the Lessor and/or the managing company and/or their representatives, at replacement value, against loss or damage due to expanded fire risk and any other risk required at the discretion of the Lessor.

20.1.2
Loss of rent and/or managing fees insurance due to damage caused to the leased premises or destruction of the leased premises and/or prevented access to and/or from the premises due to expanded "fire risk", except burglary risks.
The Lessee shall be exempt from paying rent and/or managing fees in those cases for the duration of that period and at the same entitlement rate of the Lessor and the managing company to payment of the rent and the management fees according to the said insurance or would have been entitled were in not for the deductible stipulated in the policy. It is also declared hereby that this clause is null and void in the event that the cause for non-payment is failure to fulfill the conditions of the policy.

20.1.3
Third party liability insurance, resulting from the ownership of the project and from the maintenance of the project, including its adjacent public areas for any damage to property and/or bodily injury to any person and/or legal entity and without derogating the generality of the aforementioned, including injury or damage to the other lessees and tenants in the building and the guests of the project at a limit of responsibility that shall not be less than $1,000,000 (one million US$) per event. This insurance shall not be subject to any limit of liability related to fire, explosion, flood, panic, lifting devices, elevators, off-loading and loading, faulty sanitary installations, poisoning, strike and lockout and also claims by the National Insurance Institute.

20.1.4
Employer's liability insurance, in respect with the liability of the Lessor and the managing company towards all those employed by them in a limit of responsibility of no less than $5,000,000 per case, claimant and accumulated for the whole insurance period. This insurance shall not include any limit applied to work hours, contractors, sub-contractors and their employees, baits and poisons and also legal youth employment. The insurance shall be expanded to indemnify the Lessee in the event of a work accident it will be considered as the employer of any of the employees of the Lessor and/or the managing company.

20.1.5
The insurance policies of the project shall include a subrogation waiver clause by the insurer against the Lessee, its managers, employees and representatives except against any person who caused damage maliciously.
To remove any doubt, it is hereby agreed that in any case that the insurance event is related to the actions of the Lessee and/or its employees and/or its representative and/or possession of the leased premises it shall cause payment of the deductible fees incurred by the Lessor or the managing company and/or other tenants, than the Lessee shall incur the deductible fees, as determined by the Lessor.
The insurance policies of the Lessor and the managing company shall include a clause of a waiver of the right of subrogation against the Lessee, its managers, employees and those acting on their behalf, except against any person who caused damage maliciously.
The insurer shall undertake that it shall not reduce and/or cancel the policies, unless a written notice, delivered by registered mail is sent to the person in charge of insurance at the Lessor's company, at least 60 days in advance.

The Lessee declares that it knows that it is obliged to pay a relative part of the insurance premium in respect with the insurance of the project and that this payment shall be collected by the managing company, as part of the project managing fees, as long as it is not decided otherwise by the Lessor.

21.	Deposit, Guarantees and Sureties
21.1
Upon execution of this agreement, the Lessee shall pay the Lessor an amount equal to lease fees for three months with the addition of VAT, and with an amount equal to management fees for three months of lease with the addition of VAT, totaling to an amount of $10,448 plus VAT (hereafter "The Deposit"). The deposit shall be used to secure all payments and liabilities of the Lessee to the Lessor pursuant to this agreement and/or according to any law, including payments in respect with expenses incurred by the Lessor as a result of a breach of this agreement by the Lessee, compensations due from the Lessee to the Lessor, etc. The Lessor shall be entitled to use some or part of the deposit money, including foreclosing, offsetting and deducting from the deposit, amounts due to the Lessor from the Lessee, all in the event that at the absolute discretion of the Lessor, the Lessee shall violate one or more of the provisions of this agreement, this after the Lessor gave the Lessee a chance to correct the violation within 10 days from the demand of the Lessor.

21.2
The Lessee is entitled to deposit with the Lessor a bank guarantee linked to the Dollar, instead of the deposit, at an equal amount to the amount of the deposit (hereafter "The Guarantee"). The guaranty shall be valid up to 60 days after the end of the lease period and shall be subject to the provisions of clause 21.1 above, with the required changes.

21.3
Immediately after completion of the final accounts settlement and fulfillment of all the obligations of the Lessee pursuant to this agreement, the deposit or the guaranty, as the case may be, shall be returned to the Lessee. In the event that the Lessee shall deposit a deposit, the deposit shall be returned with the addition of linkage to the CPI differences from its actual payment date to the Lessor and up to the payment date to the Lessee, all less any amount deducted from it in accordance with the rights of the Lessor, as detailed in this agreement and subject to the fulfillment of all the obligations of the Lessee pursuant to this agreement. In the event that the Lessee shall deposit a bank guarantee and the guarantee shall be exercised, the Lessor shall return to the Lessee the amount of the exercised guarantee less any amount deducted from it in accordance with the provisions of this agreement and with the addition of linkage to the CPI differences from receipt of the money forfeiture date up to the payment date to the Lessee.

21.4
The Lessee declares and warrants that the provision of the deposits and/or the guarantees pursuant to this agreement and to forfeiture thereof by the Lessor and/or the managing company does not consist a waiver and/or impairment of any right of the Lessor and/or the managing company, including, without derogation of the generality of the aforementioned, to any other relief granted to them by this agreement or according to any law.

22.	Changes in and Additions to the Leased Premises by the Lessee
22.1
The Lessee declares that is knows that the Lessor is entitled to perform any change or repair or addition to the project at its sole and absolute discretion and as it deems fit from time to time, without requiring the consent of the Lessee, provided that this does not cause unreasonable disruption to the management of the leased premises according to the purpose of the lease, under the circumstances.

22.2
The Lessee declares that it has no rights in the roof of the leased premises and in any other area which is not part of the leased premises and that the Lessor is entitled, at its sole and absolute discretion, to add and/or build a floor and/or floors above and/or beneath the leased premises and the project and/or increase areas in the project and/or perform any construction and/or changes and/or addition works (hereafter "The Added Areas") and also use of the added areas, without any limitation and without requiring any consent of the Lessee, provided that this does not cause unreasonable disruption to the management of the leased premises according to the purpose of the lease, under the circumstances. The Lessor shall be entitled to lease, sell, endorse and initiate any other action in the added areas of the project and the Lessee undertakes to enable the Lessor to conduct all the aforementioned actions, cooperate with the Lessor as much as needed and avoid any disruption to the Lessor in any way. The Lessor undertakes to perform all the said actions in a way that shall not cause unreasonable disruption to the management of the leased premises according to the purpose of the lease, under the circumstances.
Subject to the aforementioned agreements, the Lessee shall not have any complaint or claim against the Lessor in respect with the added areas and any action taken by the Lessor as aforementioned in relation to the added areas, unless these caused damage to the leased premises and to its contents and up to the total amount of these damages.

23.	Responsibility and Indemnification
23.1
The Lessor and/or the managing company and whoever acts in their name or on their behalf shall not be responsible, in any way, to any damage and/or expense incurred by the Lessee and/or whoever acts on its behalf and/or to its business and/or to its property, including, and without derogating the generality of the provision, damage or loss caused by the entry of the Lessor and/or the managing company or whoever acts on their behalf to the leased premises for a purpose of the purposes detailed in this agreement, unless the damage is caused due to the negligence of the Lessor or the managing company or their employees towards the Lessee.

23.2
To remove any doubt and without derogating the aforementioned in clause 23.1 above, it is clarified that the Lessor and/or the managing company and whoever acts in their name or on their behalf shall not assume any responsibility and/or any liability for any body injury and/or loss and/or damage to property of any kind, incurred by the Lessee and/or its employees and/or whoever acts on its behalf, including, and without derogating the generality of the provision, by employees, agents, contractors, clients, visitors and/or any other person present at the leased premises or in another area held by the Lessee or the Lessor, except under circumstances detailed in clause 23.1 above.

23.3
The Lessee alone shall assume responsibility for all loss and/or damage and/or expense caused to the leased premises and/or the project and/or to the contents thereof and/or to any person and/or corporation and/or the Lessor and/or the managing company and/or to whoever acts on their behalf and/or to any third party, resulting from the operation of the business of the Lessee in the leased premises and/or from its possession of and/or use of the leased premises and/or from leasing it and/or by any action or default of the Lessee or whoever acts on its behalf.

23.4
The Lessee undertakes to compensate and/or indemnify the Lessor and/or the managing company in respect with any damage and/or expense they are committed to pay or forced to pay or paid in respect with any damage and/or expense for which the Lessee is responsible pursuant to the provisions of this agreement.

23.5
The Lessee undertakes to compensate and/or indemnify the Lessor and/or the managing company in respect with any damage and/or expense they incur in respect with a claim filed against them, a civil case or a criminal action and due to the need to set a defense against such claims, insofar as this claim results from the failure of the Lessee to fulfill its commitment pursuant to this agreement or violation of the said commitment, including any claim for damages or expenses for which the Lessee assumes responsibility pursuant to the provisions of this agreement. The Lessor shall update the Lessee soon after receiving notice of a such a claim filed against it.

24.	Lien or Pledge by the Lessor and/or the Managing Company
24.1
The Lessor or the managing company are entitled to pledge and/or lien and/or endorse and/or sell and/or rent and/or lease and/or transfer this agreement, all or part thereof and/or their rights according to it, all or part thereof, to another or to others, in any way that the Lessor and/or the managing company shall deem fit at their sole and absolute discretion without requiring the consent of the Lessee, provided that the rights of the Lessee in accordance with this agreement shall not be impaired.

24.2
The Lessee undertakes to assume and fulfill all the provisions of this agreement towards whoever replaces the Lessor and/or the managing company, if replaced, and the aforementioned pledge, lien, endorsement, sale, rent, lease or transfer do not and shall not impair the rights of the Lessee in accordance with this agreement, or to add to its commitments pursuant to this agreement.

24.3
The Lessor and/or the managing company are entitled to pledge and/or lien and/or transfer and/or endorse and/or sell and/or lease and/or rent their rights in the project and/or in the parking lots, all or part thereof and/or dispose of them in any other way and also add as a partner any other party or entity in the management and/or the ownership of the project as they deem fit and at their sole and absolute discretion without requiring the consent of the Lessee, provided that the rights of the Lessee in accordance with this agreement shall not be impaired.

24.4	The Lessee undertakes to accept any action that the Lessor and/or the managing company shall perform according to clauses 24.1 and 24.3 above, if any.

25.	Vacating the Leased Premises
25.1
The Lessee undertakes that immediately at the end of the lease period, or upon cancellation of this agreement for any reason whatsoever, according to the earliest (hereafter "Leased Premises Vacating Date"), it shall vacate the leased premises and hand the possession thereof to the Lessor, where the leased premises are free of any person and object which does not belong to the Lessor, in a good, clean and functional condition as received, subject to natural reasonable wear. The leased premises shall be handed to the Lessor with any renovation, improvement, addition, change, repair of installation permanently attached to the leased premises (except telephone lines installed by the Lessee and at its expense) which shall become the property of the Lessor, all even if these were installed and/or added by the Lessee and at its expense, unless the Lessor demanded that the Lessee shall vacate the said installation and addition from the leased premises, all or part thereof, where the Lessee is committed to perform this demand at its expense and revert the leased premises to its previous condition in full or partially, all according to the instructions of the Lessor. It is hereby clarified that the Lessee is entitled to remove from the leased premises any equipment that is not permanently attached to the premises.
To remove any doubt, it is clarified that any object and/or equipment and/or accessories and/or inventory which are not the property of the Lessor pursuant to this agreement which are left behind in the leased premises after the Lessee vacates it, shall become the property of the Lessor after the premises are vacated and the Lessee waivers any complaint and/or demand and/or claim in their respect.

25.2
The Lessee undertakes that in the event that it does not vacate the leased premises in accordance with the provision of this clause above, it shall pay the Lessor for the period from the leased premises vacating date and the actual vacating date an amount that equals the double rent, for every month or any part thereof, according to a daily calculation. The Lessee declares that this amount was determined and agreed upon between the parties as the fixed damages, agreed upon in advance evaluated by the parties with discretion and in advance as the reasonable damages incurred by the Lessor due to failure to vacate the leased premises on the leased premises vacating date.
To remove any doubt, the Lessee declares that nothing in this clause can affect any right of the Lessor, including and without derogating the generality of the provision, the right of the Lessor to exercise sureties it received and the right of the Lessor to demand fulfillment of all the obligations of the Lessee pursuant to this agreement and no payment in accordance with this clause releases the Lessee for the obligation to vacate the leased premises.
25.3
The Lessee declares and undertakes that in the event that it does not vacate the leased premises in accordance with the provision of this clause above, then the Lessor and/or the managing company shall be entitled, in addition to reliefs available to them pursuant to the agreement and according to any law, to demand from the Lessee all the amounts, payments, taxes, liabilities, appropriate usage fees, expenses, losses and any other payment for the period from the leased premises vacating date to the actual vacating date, as if the lease period continued, all without derogating the obligation of the Lessee to vacate the leased premises.

25.4
To remove any doubt, the Lessee declares that payment and/or receipt of appropriate usage fees and/or payments in accordance with this clause do not create leasing relations between the parties for the period after the leased premises vacating date.

25.5
The Lessee declares that in the event that it does not vacate the leased premises on its own on the leased premises vacating date, the Lessor and/or whoever acts on its behalf are entitled to enter the leased premises and evict from it any person and object belonging or related to the Lessee and/or serve it for its business, all according to the sole absolute discretion of the Lessor.

25.6
The Lessor shall be entitled to perform the eviction is during 30 days prior to the eviction of the Lessee, if the Lessee did not operate business in the leased premises and did not pay rent during those 30 days and also did not respond to notices sent to it within 10 days from the sending date. In such a case, the Lessor shall be entitled to employ reasonable force during the eviction, if needed and shall be entitled to handle the property and equipment in the premises at its sole and absolute discretion. The Lessor shall be entitled to vacate the property and equipment to any place it deems fit and in such case, the Lessee shall be charged with transportation fees, rent and storage, determined by the Lessor at its sole and absolute discretion and the Lessee waivers in advance any complaint about the total amount determined by the Lessor.

26.	Final Settlement of the Accounts
26.1
At the end of the lease period or at the end of the additional lease period, or upon cancellation of this agreement, for any reason, the Lessor and the Lessee shall conduct a final settlement of the accounts (hereafter "Final Accounts Settlement").

26.2
For the final accounts settlement, the Lessee shall present to the Lessor, a certificate from every municipal and/or government and/or other authority and/or any other party to which the Lessee was obliged by this agreement to pay different payments, directly or indirectly, proving that as of the certificate date, the Lessee paid off all the payments for the lease period, including principal and/or interest and/or linkage differences and/or fines and/or any other debt for the said period.

26.3
A condition for conducting a final accounts settlement and/or any other payment by the Lessor afterwards, if any payment is due to the Lessee, is vacating the leased premises on the leased premises vacating date by the Lessee.

26.4	The parties shall act to complete the final accounts settlement no later than 90 (ninety) days from the aforementioned dates in this clause.

27.	Remedies of the Lessor for Violation of the Agreement by the Lessee
27.1
The parties declare that nothing in the provisions of this agreement shall exhaust all the rights and remedies of the parties and/or the managing company in respect with violation of the agreement by any of the parties and this agreement does not impair or derogate any right or remedy granted to the parties by this agreement and by any law.

27.2
The parties undertake that in the event that any party violates all or part of this agreement or any provision of its provisions and shall not correct the violation within a reasonable time, indicated in the warning it receives from the other party and/or if it breaches the agreement through a material breach and does not correct the violation within 10 days from the date on which it was require to correct it by the other party, the other party shall be entitled to cancel the agreement. In the event that the Lessee is the violator and the Lessor cancels the agreement, the Lessee shall be required to vacate the premises within additional 14 days, or on the date determined by the Lessor, if determined, without impairing any right or other relief of the Lessor pursuant to this agreement and/or according to any law.

27.3
In any event where the Lessor shall be entitled to cancel the agreement, either by force of the stipulations of the agreement or by force of any law and conditions that enable the Lessor to vacate the leased premises, detailed in clause 25.6 above, materialize, the Lessor shall be entitled to immediately disconnect the leased premises from the telephone and/or the communication network and/or the electricity and/or the water supply and/or the air conditioning system, etc., all in addition or instead of taking any other steps to which it is entitled by force of this agreement and by force of any law.
The Lessee does not and will not have any complaint and/or demand and/or claim in respect with the disconnection and it waivers any of the aforementioned complaint and/or demand and/or claim.

27.4
The Lessee declares that the Lessor shall be entitled to cancel this agreement even when a decision is made (hereafter "The Decision") to liquidate the Lessee or to appoint a liquidator, temporary or permanent receivers to the Lessee, or upon the issue of a receivership order, or liquidation or bankruptcy and/or freezing the proceedings against the Lessee, or when a warrant of attachment is issued against the assets of the Lessee, all or part thereof and the decision is not canceled within 20 (twenty) days from its issue date. The Lessee undertakes to cancel the decision within 20 (twenty) days from its issue date. It is agreed that if the Lessee continues to pay the rent and fulfills all its other obligations pursuant to this agreement, than the 20 days period shall be replaced by a 90 days period.

The aforementioned does not derogate the right of any of the parties to file a claim against the other in respect with an expected violation and also receive any relief derived from it.

28.
Remedies of the Lessee for Violation of the Agreement by the Lessor [Application of the Contracts Law (Remedies)]

In any event that any of the parties violates its obligations pursuant to this agreement, all provisions and stipulations of the Contracts Law (remedies for contract violation) - 1970 shall apply to this violation.

29.	General
29.1
All payments which the Lessee is required to pay the Lessor pursuant to this agreement, shall be paid by the Lessee to the Lessor at the office of the Lessor or at any other address in Israel, as the Lessor shall instruct the Lessee from time to time, no later than 11:00 am.

29.2
Any delay and/or waiting and/or lack of response, inaction, or failure to take steps by the Lessor and/or by the Lessee and/or the managing company shall not be construed in any way as a waiver of any right of their rights pursuant to this agreement, including and without derogating the generality of the provision, regarding prolonged or additional violation of the other party, unless they explicitly waivers this right in writing.

30.
Arbitration and Jurisdiction

It is agreed by the parties that the courts in Tel Aviv and in Jerusalem shall have exclusive authority to judge any claim related to this agreement.
Upon consent of the parties, the parties shall take mediation/compromise proceedings prior to taking legal steps.

31.
The Concise Agreed Upon Agreement and Amendments of the Agreement

To remove any doubt, it is hereby agreed and clarified that any promise, understanding, presentation, publication, negotiation or other exchange between the parties or their representatives prior to the execution of this agreement do not apply and only this agreement, summarizes all the agreed upon between the parties and all the obligations of the parties in all matters related to the agreement. Moreover any later amendment of this agreement shall not apply, unless such an amendment is made in writing and signed by the managing company and the Lessor.

32.	Addresses and Notices
	32.1	The addresses of the parties for the purpose of this agreement are as stated in the preamble to this agreement.
32.2
The Lessee shall deliver a copy of any notice addressed to the Lessor to Zilberman - Lerner, Attorneys, 34 Derech Ben Gurion, Ramat Gan, 52573 (fax: 03-7510490), or to another address notified by the Lessor or the attorneys.

32.3
After the beginning of the lease period, the address of the Lessee for the purpose of the agreement shall be at the leased premises. In the event that the Lessor changes its address, it shall advise the Lessee about its new address and this address shall be used from then on as the address of the Lessor for the purpose of the agreement.

32.4
Any notice sent by a party to another in accordance with or in relation to this agreement shall be posted by registered post or delivered by hand. A notice delivered by hand shall be regarded as received by the addressee on the actual delivery date; a notice posted by registered post at an Israeli post office, legally stamped, shall be considered as received by the addressee within 72 hours from the posting date at the post office; a notice transmitted by fax shall be considered as delivered upon its transmission, upon receiving a confirmation from the fax machine that the notice was properly transmitted.

And in witness thereof, the parties entered their signatures:

______________________	________________________
The Lessor	The Lessee

Signature Confirmation
I the undersigned, Edan Azrati, attorney, hereby certify that Mr. Amir Hasidim and Avi Barak, known to me in person, entered this agreement on behalf of the Lessee and their signature obliges the Lessee for all intents and purposes

__________________
Edan Azrati, Attorney

[Missing Graphic Reference]

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Managing Agreement
Annex B to Rental Agreement (unprotected) on November 12, 2006
Made and entered in Jerusalem, on November __, 2006

Between:	Mikdan Tech Management Ltd., Company I.D. 513168963 Of 8 Hartum Street, Jerusalem (hereafter "The Managing Company") on one hand;
and between:	BioCancell Therapeutics Ltd., Company I.D. 513597856 (hereafter "The Lessee") on the other hand;

Whereas
Beck-Teck (Jerusalem) Ltd., built an exclusive building for High Tech industries and offices on an area of approximately 20,000 m2 and parking lots over an area of approximately 19,000 m2, in plot No. 16, according to a detailed plan No. 3760; and in plots No. 3 and 4 according to detailed plan No. 3760a and in registered block 30241, plots 31 (part thereof), 40 (part thereof) and in registered block 30243, plots 22 (part thereof), 23 (part thereof), 24 (part thereof) in 8, Hartum Street, Har Hahotzvim, Jerusalem (hereafter "The Land") ("The Project" as defined below);

and whereas
The Lessee entered a rental agreement with Beck-Teck (Jerusalem) Ltd., ("The Lessor" as defined below) to lease the leased premises, located in the project from the Lessor ("Rental Agreement" and "Leased Premises", as defined below);

and whereas
Management and performance of the services in the project ("The Services", as defined below) are complex and require a trained, organizing and executing hand that shall provide uniform conduct rules and a central management regime, as required in a building of industry and offices of the type of the project, the subject of this agreement;

and whereas
The management company undertook the management and performance of all the services in the project and shall perform this task exclusively, on its own and/or through other persons and/or parties, pursuant to the provisions of this agreement;

and whereas	The Lessee consents that the said management and performance of the services shall be performed by the managing company, pursuant to the provisions of this agreement;
and whereas
The parties wish to regulate in this agreement, which is the management agreement mentioned in the lease agreement, the mutual obligations and rights of the parties on all matters related to the management and performance of the services in the leased premises and in the project;

Therefore, the parties agreed, acknowledged and stated the following:

1.	Preamble, Annexes and Table of Contents
	1.1	The preamble to this agreement and its annexes are an integral part thereof and a condition of its conditions.
1.2
the parties agree that despite the provisions of this agreement, the Lessee shall pay management fees in the amount of $3.35 per 1 m2 gross per month and a total of $713.55 per month plus VAT. The Lessee shall continue to pay this amount of management fees whether the actual management fees (management costs plus 15%) are higher or lower than this amount.
It is also agreed, that despite the provisions of this agreement, the Lessee shall not be entitled to receive the invoices of the managing company and approvals of the auditor of the managing company and shall not be entitled to study the documents of the managing company.
The managing fees do not include air conditioning services provided after 20:00 (08:00 pm), for which the Lessee shall be charged with an additional fee.
In any event of a contradiction between the provisions of this clause 1.2 and other provisions of the managing agreement, provisions of this clause 1.2 shall apply.

	1.3	Table of Contents

Clause 1	-	Preamble and Headlines
Clause 2	-	Definitions
Clause 3	-	Project Management
Clause 4	-	Duration of the Agreement
Clause 5	-	Obligations of the Managing Company
Clause 6	-	Obligations of the Lessee
Clause 7	-	Managing Expenses
Clause 8	-	Lessee Participation in the Expenses
Clause 9	-	Deposit
Clause 10	-	Amortization Fund
Clause 11	-	Managing Fees
Clause 12	-	Payments Mode and Date
Clause 13	-	Accounting
Clause 14	-	Instructions and Procedures
Clause 15	-	Signs
Clause 16	-	Damages and Repairs
Clause 17	-	Violations
Clause 18	-	Transfer of Rights and Obligations
Clause 19	-	Payments Setoff and Charging
Clause 20	-	Jurisdiction
Clause 21	-	Waiver
Clause 22	-	Arbitration
Clause 23	-	Reliefs
Clause 24	-	Miscellaneous

Clause 25	-	Stamps
Clause 26	-	Notices

2.	Definitions The following terms will have the following adjacent meaning in this agreement, unless explicitly specified otherwise:
"The Lessor"	Beck-Teck (Jerusalem) Ltd., and/or its representatives according to the rental agreement together and separately.
"The Project"	The building built on the land for the purpose of leasing and/or sale of spaces for High Tech industries, offices and similar purposes.
"The Leased Premises"	As defined in the rental agreement.
"Rental Agreement"	The agreement between the Lessor and the Lessee, by which the Lessee leased the leased premises from the Lessor and to which this agreement is attached as an integral part in Annex B.
"The Holders"
Whoever buys and/or leases from the Lessor any area in the project or whoever acts on their behalf upon consent of the Lessor and/or other stake holders in the project, including the Lessor and the Lessee.

"The Areas"
The area or areas in the project and surrounding land designated by the Lessor from time to time for the use of all the holders in the project and/or for the common use of the public. To remove any doubt, it is hereby clarified that the part of the project and/or the land designated and/or that will be designated by the Lessor from time to time for lease and/or for sale and/or for granting exclusive usage right to third parties shall not be included in the common areas.

"The Facilities"
All the facilities and/or the equipment installed in the project by the Lessor and/or the managing company and were designated by them from time to time to be used by and/or serve all the holders in the project and/or part thereof and/or the general public, including facilities and/or equipment for heating, air conditioning, electricity, water, drainage, sewage, all escalators, elevators, all the piping, the installation, plumbing for waste and waste removal, signs, shelters and other facilities determined by the Lessor and/or the managing company, except all equipment installed within the leased premises, including, inter alia, the elevator, staircase, air conditioning units, sewage, electricity, etc., installed or which shall be installed in the leased premises or for it, as aforementioned, insofar as these shall be.

"The Services"
Management, operation, repair and maintenance of facilities, renovation and cleaning thereof and also management, operation, repair, maintenance, renovation, cleaning, gardening, upkeep, lighting, security and insurance of the areas for common use and services and other actions and including additional insurance policies which the managing company and/or the Lessor shall choose to perform and/or obtain from time to time. To remove any doubt it is hereby clarified and agreed that the "Services" as defined above, shall not be provided within the commerce areas of the project, as defined below, unless insofar as these shall be required to provide the services related to the facilities and areas for common use.

"Management & Performance of the Services"	Any action performed by the managing company for managing and performing the services at the center or any part thereof.
"Commerce Areas in the Project"
Those areas in the project currently designated or which shall be designated by the Lessor from time to time, for lease and/or for sale and/or for granting exclusive right to use them to third parties.

3.
Project Management

The managing company hereby undertakes the management and performance of the services in the project, as defined below in this agreement and the Lessee hereby consents that the managing company shall exclusively manage and perform the services, all according to the conditions of this agreement.

4.
Duration of the Agreement

This agreement commences at the execution date of the lease period and ends on the end of the lease period or the end of the additional lease period, if any, or upon cancellation of the lease agreement.

5.	Obligations of the Managing Company The managing company hereby undertakes as follows:
5.1
Perform the actions and works related to managing and performing the services at the highest professional level, appropriate to an exclusive High Tech industries building, offices, etc., and the managing company undertakes that it shall not deviate from the performance of the said actions and works which serve the project.

5.2
Organize, maintain and employ a staff of employees which shall include, at its discretion: technical and professional employees, cleaning teams, administrative employees, other employees as needed and determined by the managing company, including managers, clerks, auditors, accountants, attorneys, laborers, engineers, architects, consultants, etc. The managing company shall also be entitled, at its discretion, to manage and perform the services, all or part thereof, through contractors and/or sub-contractors, or in any other way, provided that the services shall be delivered at the high level, befitting an exclusive building of the type of the project, which is the subject of this agreement and also maintain a suitable office at the project or at any other appropriate site. Performance of the services through contractors and/or sub-contractors, and/or in any other way shall not release the managing company from its responsibility for providing the services pursuant to this agreement.

5.3
The managing company, is entitled, at its discretion, to determine from time to time the scope of the services, type and quality thereof and which part of the services shall be provided to the project and/or to the holders, delivery date of the services, frequency and mode of delivery, provided that the project shall be managed at an adequate level, suited to the managing level prior to the execution of this agreement.

5.4	Perform current maintenance of facilities and areas for common use, including current repairs, renovation, upkeep and cleaning.
5.5	To remove any doubt and without derogating the generality of the services definition according to this agreement, it is hereby clarified that the services shall include the following actions as well:
	5.5.1	Installation of joint signs in the project.
5.5.2
Obtaining insurance policies for the project and/or the facilities and/or the areas for common use or any part thereof, including insurance of third party and also insurance policies for employees and/or those engaged by the managing company or whoever acts on its behalf, including contractors and sub-contractors, all at the full and sole discretion of the managing company.
It is hereby explicitly agreed, that obtaining the insurance policies detailed above in this clause, does not add in any way to the responsibility of the managing company, beyond the provisions of this agreement and/or the rental agreement and/or does not derogate the obligations of the Lessee and its responsibility pursuant to the aforementioned agreements.

5.5.3
Payment of municipal rates and government taxes applied to the areas for common use and collection of the rent and the management fees from all the tenants in the project, without derogating the provisions of clause 8 below.

5.5.4
The managing company shall be entitled, upon approval of the Lessor, to be responsible for the operation of the parking lots in the project, all or part thereof. In this case, the managing company shall be entitled to determine the use and operation practices of the said parking lots and also operate the parking lots in any form of payment, or free of charge, all subject to the provisions of the rental agreement on the subject of parking.

5.6	Clause 5 and all its subsections is a principal part of the agreement and violation of this clause or violation of any part thereof consists a material breach of the agreement.

6.	Obligations of the Lessee The Lessee hereby declares and warrants the following:
6.1
To be bound by an agreement only with the managing company in all matters related to receiving the services, to pay the managing fees pursuant to the provisions of this agreement and to pay all other payments applied to it pursuant to this agreement. Without derogating the generality of this provision, it is clarified that the participation of the Lessee in payment of municipal rates applied to areas for common use shall be paid within the managing fees and the Lessee shall not pay any additional amount in respect with municipal rates applied to areas for common use, except parking areas, if municipal tax shall be applied to these areas.

6.2
Not to take any action or service and/or perform, either on its own or through another party, other than the managing company, any deed, action or service that the managing company is entitled to perform pursuant to this agreement or pursuant to the rental agreement, unless the managing company agreed to it in advance and in writing, except emergencies, where it is impossible to act as aforementioned through the managing company.

6.3
To use the leased premises only for the purpose of the lease as agreed upon in the rental agreement (hereafter "The Purpose of the Lease") and not use it for any other purpose without obtaining the advance written consent of the Lessor.

6.4
That the Lessee and its subordinates and/or its representatives or those acting on its behalf shall obey all the instructions and demands of the managing company, cooperate with it and help it in each case where such cooperation or help shall be required to enable proper and efficient management and performance of the services.

6.5	To fulfill all its obligations derived from this agreement and from the rental agreement.
6.6	Without derogating the generality of the aforementioned, to pay payments it is committed to pay the managing company pursuant to this agreement in full and on time.
6.7
To enable the managing company and its authorized representatives to enter the leased premises at reasonable hours, under the circumstances, to perform acts of works related to management and performance of the services pursuant to this agreement, where these actions or works shall be performed either in relation to the leased premises or other commerce areas in the project and/or in relation to areas of common use and/or other parts of the project. Entry to the leased premises shall be effected upon advance coordination with the Lessee, except in emergencies which do not allow it.
Without derogating the generality of the aforementioned, the managing company shall be entitled, inter alia, to break open walls, floors, ceilings and other parts of the leased premises, replace and repair piping, lines and plumbing, connect to these lines, perform electrical works, etc.
It is hereby agreed explicitly, that subject to the provisions of the rental agreement, the Lessee does not have and will not have any complaints or claim against the managing company and/or the Lessor, on all matters related to inconvenience and/or loss of profit caused to the Lessee or to the leased premises as a result of the aforementioned works and repairs, provided that the managing company shall not be negligent in performing the works and actions and shall complete performance thereof within a reasonable time and revert the condition of the leased premises to its former condition.

6.8
To operate its business in the leased premises according to the purpose of the lease through proficient and professional staff, at the highest level, where the expertise and behavior of the staff fits employees in an exclusive project.

6.9
To maintain the cleanliness of the leased premises at all times. The Lessee shall maintain the cleanliness of the interior area of the leased premises at its expense. The Lessee itself, or whoever acts on its behalf or the managing company shall clean the leased premises, as chosen by the Lessee. In the event that the Lessee chooses to clean the interior of the leased premises on its own, it shall notify its decision to the managing company and shall be responsible for the cleaning and all subsequent operations, including responsibility for possible damages and possible liability insurance.

6.10
To assume responsibility for any damage and/or loss caused by negligence and/or due to the breach of this agreement and/or according to the instructions of any law, by the Lessee, or by its employees or whoever acts on its behalf and/or whoever operates the business in the leased premises, for the leased premises, for the project, for any third party that enters the leased premises or enters the project and also for any damage and/or loss caused by negligence and/or due to the breach of this agreement by the Lessee to other holders, clients and visitors to the project and/or to any third party, except damage caused to the project by force majeure or hostilities. The Lessee undertakes to repair any aforementioned damage and/or loss within a reasonable time after occurrence thereof.
All the repairs which the Lessee must perform as aforementioned, shall be performed by the managing company only and/or whoever is determined by the managing company, at the expense of the Lessee, unless repairs are very minor. Receipts and/or invoices of the managing company, related to the repair, a copy of which shall be forwarded to the Lessee shall be acceptable to the Lessee and shell serve as proof of correctness thereof.
In addition to the aforementioned, it is hereby clarified that repairs in the leased premises and/or in interior walls and/or acoustic ceilings and/or in wall cupboards and doors thereof and replacement of floor carpeting individually as far as the Lessee is obliged to repair and/or replace them pursuant to the rental agreement, shall be performed by the managing company, at the expense of the Lessee, in the event that the managing company finds that performance of these actions is required and/or upon an order from the Lessee. To remove any doubt, the Lessee undertakes to perform the aforementioned repairs and maintenance in the leased premises, only through the managing company. The Lessee shall pay for these services the actual expenses of the managing company plus VAT at the legal rate. Nevertheless, the provisions of this clause do not derogate the right of the Lessee to perform repairs, interior changes and additions that do not affect the exterior envelop of the building and/or its systems, on its own, as provided by the rental agreement. The Lessee shall be entitled to let into the leased premises contractors acting on its behalf to perform permitted repairs, interior changes and additions, subject to the approval of and coordination with the managing company. The managing company shall not object to the identity of the contractors proposed by the Lessee, unless on reasonable grounds.

6.11
The Lessee declares and acknowledges that it does not and will not have any complaint and/or claim against the Lessor and/or the managing company and/or the holders and/or any other third party in relation with the operation hours of other enterprises in the project and/or the entry and exit arrangements from them and/or noises and/or any inconvenience and/or other disruptions (hereafter "The Disruptions") which can be caused as long as the disruptions are reasonably tolerable under the circumstances.
In the event that the Lessee has any complaint and/or claim in relation to unreasonable disruptions, the Lessee undertakes that it shall not take any steps or act on its own in any way and only address an aforementioned complaint and/or a claim to the managing company. The managing company shall investigate the complaint of the Lessee on the matter and shall employ all reasonable means to resolve the complaint. In the event that the managing company fails to handle the aforementioned disruption due to immaterial reasons for an unreasonable time, under the circumstances, the Lessee shall be entitled to act, reasonably under the circumstances and according to any law to remove the disruption, all subject to the rental agreement.

6.12
It is agreed that any violation of an obligation of the Lessee pursuant to this agreement shall be also regarded for all intents and purposes as a breach of the rental agreement and that both the managing company and the Lessor shall be entitled, to all intents and purposes, to file a claim against the Lessee in respect with the violation of the Lessee's obligations related to each of these parties, either pursuant to this agreement or the rental agreement, all subject to issuing a warning to correct the violation, 30 days in advance.

6.13
The parties agree that in the event that the project is registered as a co-operative house, if so registered, and/or in any other event of establishing a representation of unit owners and/or tenants in the project, the Lessee hereby appoints, by entering this agreement, each of the board of directors of the managing company, as will be from time to time, to attend and vote in its name and on its behalf throughout the lease period and the additional lease period, if any, in every meeting of owners and/or holders of the commerce areas in the project, in the event that the project shall be registered as a co-operative house. This  power of attorney is irrevocable throughout the lease period, including the additional lease period, since the rights of a third party depend on it. The power of attorney relates to assemblies and/or meetings related to the management and performance of the services as defined above and to the execution of all the provisions of this agreement. It is hereby clarified that the attorneys shall not be entitled, upon attending and voting in the name and on behalf of the Lessee, to oblige the Lessee to pay payments that deviate from payments which the Lessee is required to pay pursuant to the provisions of this agreement and/or amend all other conditions of this agreement and/or the rental agreement.

6.14
The Lessee agrees, that on all matters related to the management and performance of the services in particular and to fulfillment of all the provisions of this agreement in general, as long as this agreement is valid, the board of directors of the managing company or whoever is appointed by it shall act as the representative of the co-operative house, in accordance with the Land Law. It is hereby clarified, that the board of directors, in its role as the said representative of the co-operative house shall not be entitled to oblige the Lessee to pay payments that deviate from payments which the Lessee is required to pay pursuant to the provisions of this agreement and/or amend all other conditions of this agreement and/or the rental agreement.

6.15	Clause 6 and all its subsections is a principal part of the agreement and violation of this clause or violation of any part thereof consists a material breach of the agreement.

7.	Managing Expenses
7.1
The managing company shall expend all the expenses related to the management and performance of the services or shall undertake payment thereof at the expense of the holders (hereafter "The Expenses").

7.2
Without derogating the generality of the provisions in sub-section 7.1 above, the expenses shall include, inter alia, all expenses in respect of employing and engaging employees, consultants and/or independent contractors and/or sub-contractors and also expenses in respect with materials, tools, spare parts, equipment for shelters, fire extinguishing, and facilities, municipal rates for common areas (except parking areas), maintenance of the managing company's office, if such an office is maintained, differences resulting from linkage of amounts spent by the managing company to the Dollar rate or to the CPI, as determined by the managing company and expenses in respect with insurance policies, detailed in clause 5.5 above.

7.3
To remove any doubt it is hereby declared that the fees of the CPA of the managing company shall be regarded as an expense related to the management and performance pursuant to this agreement and also in the event that the managing company shall require legal services related to and for managing and performing the services, it shall be entitled to engage an attorney(s) to that purpose, at its choice and their fees and all other legal expenses related to it shall be also regarded as expenses related to managing and performing the services pursuant to this agreement. It is also clarified, to remove any doubt, that the expenses shall also include expenses incurred by preparations for and commissioning of the project, also performed prior to the project opening date.

7.4
The managing company undertakes to ensure that its expenses, including salaries and social benefits of its employees and/or fees of contractors and/or sub-contractors it engages for managing and performing the services shall be reasonable and conform to the norm.

7.5
It is agreed that for the purpose of calculating the costs of the managing fees, if calculation thereof is required, the area of an empty property for the purpose of calculating its relative share in the joint property shall be 60% only from its full area.

8.	Lessee Participation in the Expenses
	8.1	The Lessee undertakes to pay the managing fees in accordance with the provisions of this agreement at the amount of $3.3 per 1 m2 gross plus VAT and a total of $713.55 per month plus VAT.
8.2
It is clarified that the provisions of this clause shall not derogate the obligation of the Lessee to incur any payment and/or expense which it is obliged to incur in accordance with the rental agreement and/or pursuant to this agreement.

8.3
Expenses, which in the opinion of the managing company are related to the management and performance of the services provided especially to certain holders, which such holders enjoy or may enjoy, shall be incurred only by those holders who receive those special services, as determined by the managing company, in accordance with a scale, drawn by the managing company and approved by its CPA (hereafter "The Special Scale"). The special scale shall also include, inter alia, considerations of the location of the leased premises in the project, its total area and type of business operated in it.
It is clarified that this clause shall apply only in the event that the Lessee shall request the managing company to provide special services, in excess of the standard services and shall apply only to these additional services.

	8.4	Clause 8 and all its subsections is a principal part of the agreement and violation of this clause or violation of any part thereof consists a material breach of the agreement.

9.	Deposit - Canceled
10.	Amortization Fund - Canceled
11.	Management Fees - Canceled
12.	Payments Mode and Date
12.1
The managing company shall send every month to the Lessee a monthly debit for the management fees (hereafter "The Monthly Debit"). The Lessee shall pay the managing company for the monthly debit within 7 days from receipt of the monthly debit.
VAT shall be added to these payment, paid together with the monthly debit. The monthly debit shall be paid directly at the offices of the managing company or deposited in the account of the managing company, as determined by the managing company and according to an advance written notice delivered to the Lessee specifying the account ID.

	12.2	Canceled.
	12.3	Canceled.

12.4	Clause 12 and all its subsections is a principal part of the agreement and violation of this clause or violation of any part thereof consists a material breach of the agreement.

13.	Accounting - Canceled
14.	Instructions and Procedures
14.1
The managing company shall be entitled to set and publish, from time to time, instructions and procedures on all matters related to ensuring the current, proper and organized management of the project, either by amending the Articles or the periodic instructions (as defined in the rental agreement) or in any other way (hereafter "The Instructions") and also monitor, maintain and insist on fulfilling the instructions. The instructions shall apply to the Lessee and the Lessee undertakes to strictly fulfill the instructions without reservations and undertakes to ensure that any party that shall operate the leased premises on its behalf and/or in its place shall also fulfill the said instructions to the letter.

14.2
Without derogating the generality of the aforementioned, the managing company shall set procedures and instructions for operating the lighting, including limitation of equipment and goods transportation in commonly used areas, opening and closing hours of the areas for common use and/or commerce areas in the project and/or part thereof, limitations and/or prohibitions related to posting or presenting signs, including advertizing signs in the project and/or outside the project and/or instructions on the types of signs, including instructions requiring that all signs in the project shall be uniform and/or instructions requiring businesses of different types in the project to post uniform signs, all at the sole discretion of the managing company.

14.3
Without derogating the generality of the aforementioned in this clause, it is agreed that subject to prior coordination between the Lessee and the managing company, the Lessor shall enable operation of the leased premises during all 24 hours of the day and the systems of the leased premises shall operate accordingly, to enable the Lessee to use the leased premises in accordance with the purpose of the lease.

14.4
The Lessee shall incur all the expenses involved in the operation of the systems of the leased premises, as aforementioned, including operation of the air conditioning after 20:00 hours (8 pm) and provision of special services to the Lessee for performing this clause. To remove any doubt, it is clarified that the Lessee shall incur all the aforementioned expenses in addition to its share in the managing fees and to all other payments it is required to pay pursuant to this agreement and that the provisions of sub-section 8.1 above shall not derogate its obligation to incur the aforementioned expenses.
It is clarified that the operation of the air conditioning system up to 20:00 hours (8 pm) is included in the managing fees.

15.	Signs
15.1
The Lessee shall be entitled to advertise on its own the business it operates in the leased premises and to post signs in the leased premises and in the project, only after the managing company issues an advance written approval of the mode, shape and location of the advertising and/or the signs, at its sole discretion, all with the purpose of maintaining the quality, uniqueness and level of the project, as specified in section 12.6 of the rental agreement.

15.2
The Lessee declares that it was notified of the intent of the managing company to apply uniform signs throughout the project and/or any part thereof and that it shall be obliged to incur and pay the expenses in this respect as well, as determined by the managing company.

16.	Damages and Repairs
16.1
The managing company shall charge the Lessee for any reasonable expense incurred during repair of damages of any kind and/or type, which the Lessee is obliged to repair and/or incur the due payment, pursuant to this agreement and in accordance with the rental agreement, after the Lessee fails to repair the damages within 7 days of receiving a warning from the managing company and/or from the Lessor on the subject, unless this is an urgent damage that cannot be delayed.

	16.2	The Lessee shall pay the repair expenses to the managing company within 3 business days from receiving the demand from the managing company.

17.	Violations
17.1
In the event that the Lessee shall be in arrear of any payment due from it to the managing company pursuant to this agreement and/or shall violate any other provision of this agreement or the rental agreement, regarded as a material breach, the managing company shall be entitled, subject to a 30 (thirty) days advance notice, to take any of the following steps, without derogating its right to any other relief pursuant to this agreement or according to any law:

		17.1.1	To stop all or part of the management and performance of the services provided to the Lessee.
17.1.2
To link to the CPI any amount due from the Lessee pursuant to this agreement which was not paid on time and in addition, collect interest on this amount at the rate applied by Bank Ha'poalim Ltd., for unapproved overdrafts in a current loan account from the date on which the Lessee had to pay the amount in arrear and up to the actual payment date.

		17.1.3	Cancel this agreement, all and/or part thereof.
17.2
Any expense or payment applied to the managing company due to a breach of the agreement by the Lessee or by whoever acts on its behalf and/or expended to open legal proceedings against the Lessee, shall apply to the Lessee and paid by the Lessee to the managing company upon its first demand, subject to the decision issued by the first instance (either a court or an arbitration).

17.3
Stopping the service, as aforementioned in sub-section 17.1.1, and/or refusal, or unwillingness of the Lessee to receive any service and/or the wish of the Lessee to stop management and performance of the services, all or part thereof, shall not release it from the obligation to participate in services management and performance expenses pursuant to the provisions of this agreement and from paying all other payments and liabilities applied to it pursuant to this agreement.

17.4
A breach of the rental agreement shall be considered for all intents and purposes a breach of this agreement and the managing company shall cancel this agreement in any event that the Lessee shall cancel the rental agreement in accordance with the provisions of the rental agreement.

18.	Transfer of Rights and Obligations
18.1
The managing company and/or the Lessor shall be entitled, at any time, to transfer all their obligations and rights pursuant to this agreement, all or part thereof, to any other person or other legal entity (hereafter "The transferee"), provided that every transferee shall assume the execution of all the aforementioned obligations to the Lessee in accordance with this agreement and shall have the ability, knowledge and experience to execute all the aforementioned obligations.

18.2
The Lessee is prevented from transferring its rights pursuant to this agreement, all or part thereof, and/or its obligations pursuant to this agreement to another and/or to others, unless the Lessor gives its advance written consent, subject to the provisions of the rental agreement. The Lessor shall not object to the identity of the transferee on behalf of the Lessee, unless it has reasonable grounds.

19.	Payments Setoff and Charging
	19.1	Specified amounts which the parties owe each other pursuant to this agreement shall allow offsetting; unspecified amounts cannot be offset.
19.2
It is hereby agreed that the managing company shall be entitled to charge any amount received from the Lessee either to the credit of the Lessee or to cover any debt of the Lessee, at its discretion and the Lessee shall not be entitled to demand that the payment shall be charged against a certain debt or part of any certain debt.

20.	Jurisdiction
Subject to the provisions of clause 22 below, it is agreed by the parties that the courts in Jerusalem and Tel Aviv shall have exclusive authority to judge any claim related to this agreement.
21.	Waiver

No waiver, assumption, failure to take action on time or granting extension made by the managing company shall be construed as a waiver of its rights in accordance with this agreement and shall not prevent it from filing any claim.

22.	Reliefs

In any event that any of the parties violates its obligations pursuant to this agreement, all provisions and stipulations of the Contracts Law (remedies for contract violation) - 1970 shall apply to this violation, subject to the provisions of the rental agreement and this managing agreement.

23.	Miscellaneous
	23.1	Headlines of the clauses of the agreement are included for convenience purposes only and shall not be used to interpret it.
23.2
To remove any doubt, it is hereby agreed and clarified that any promise, understanding, presentation, publication, negotiation or other exchange between the parties or their representatives prior to the execution of this agreement do not apply and only this agreement, summarizes all the agreed upon between the parties and all the obligations of the parties in all matters related to this agreement. Moreover any later amendment of this agreement shall not apply, unless such an amendment is made in writing and signed by the managing company and the Lessee.

23.3
This agreement does not create relations of employee - employer, delegate - delegator and/or a partnership between the managing company or whoever is acting on its behalf and the Lessee or whoever is acting on its behalf.

23.4
None of the provisions of this agreement derogates in any way the obligations of the Lessee or the obligations of the Lessor pursuant to the rental agreement. Without derogating any provision of this agreement and of the rental agreement, in any event of a contradiction between a stipulation of this agreement and a stipulation of the rental agreement, the stipulation of the rental agreement shall apply.

23.5
This managing agreement shall remain in force as long as the rental agreement shall remain in force, including during extension periods of the lease pursuant to the rental agreement, if any and shall be cancelled automatically upon the legal cancellation of the rental agreement.

24
Notices

The addresses of the parties for the purpose of this agreement are as stated in the preamble to this agreement.

The address of the Lessee for the purpose of the agreement shall be at the leased premises.

Any notice sent by a party to another by registered to the aforementioned address, shall be considered as received by the addressee within 72 hours from the posting date at the post office or immediately upon delivery in person.

And in witness thereof, the parties entered their signatures:

______________________	________________________
The Managing Company	The Lessee

Annex C

Articles of the Project for Business Owners and Users in the Project

The following Articles include regulations, rules and instructions that apply to all business owners and/or tenants in the project. Observing these included rules and instructions is a material condition of the rental agreement between the Lessor and the Lessee.
The purpose of this Articles is to ensure the highest level and quality of business management in the project. The need for uniform behavior rules is derived from the management of the project as one complex, where the level and quality of the business management in every leased premise has an immediate effect on the good will of the project as an exclusive center for both High Tech industries and offices and on the ability of every Lessee or other stake holder to utilize the business potential in such a project to the maximum.
All terms in these Articles shall have the meaning specified in the rental agreement. Moreover, it is hereby agreed and clarified that these Articles do not derogate the commitments of the Lessee in accordance with the rental agreement and only adds on to these obligations.

1.	The Lessee shall avoid performance of any act, operation or default which may cause, in one way or another:

a.	Damage, loss, or impact to the property of the Lessor, including interior and exterior areas of the project.
b.	Risk of bodily injury and/or damage to property of any person among the users of the project, including every visitor or client coming from the general public.
c.	Nuisance or any other disruption of any type, including noise and/or any other disruption and/or advertizing mode, which may disrupt other unit owners in the project or the general public in any way.
d.
Without derogating the generality of the Articles, the Lessee shall avoid making any noise and/or generating unreasonable odors during the operation of its business in the leased premises and shall not allow and/or enable others to generate the aforementioned noise or odors from the leased premises.

Upon the demand of the Lessor and/or the managing company and/or whoever acts on their behalf, the Lessee shall immediately stop and/or remove any act and correct any default, which are, at the sole and absolute discretion of the Lessor and/or the managing company, an obstacle and/or a nuisance to anyone.

In the event that the Lessee fails to fulfill the demand of the Lessor and/or the managing company after receiving a 7 days advance notice, any one of them is entitled to act to stop/ remove the aforementioned obstacle and/or the nuisance at the expense of the Lessee and use reasonable force and means to do so and the Lessee shall not have any complaint about it.

2.	The Lessee shall not hold any materials, goods, packaging, objects, tools, equipment and facilities of any kind and type in the interior and exterior areas of the project.
3.
The Lessor and/or the managing company and/or whoever acts on their behalf are entitled to remove without any early warning, any object, tool, equipment or any other thing that shall be found outside the area of the leased premises, which in their opinion poses a nuisance or an obstacle and charge the Lessee with the expenses involved in removing the nuisance or the obstacle, where the Lessor and/or the managing company shall not bear any responsibility for the damages caused to that nuisance or obstacle or for its fate.

4.	The Lessee shall prevent any overloading in the area of the leased premises, which may cause any damage to the leased premises.
5.
Opening and closing hours of the leased premises shall be according to periodic instructions included in the rental agreement, subject to the instructions of any law and/or auxiliary municipal regulations.

6.	The Lessee undertakes to maintain the leased premises in a neat, reasonably clean, and pleasant condition.
7.	The Lessee undertakes to leave emergency lighting on for all night duration, daily, after closing hours.
8.
The Lessee shall avoid destruction of faulty goods or any other object of any type, by lighting a fire in the area of the project or in its surrounding, or in any other way that may possibly disturb other users of the project or anyone else.

9.
The Lessee shall not leave any waste, garbage or unwanted object within the perimeter of the project and shall remove all aforementioned waste or garbage or unwanted objects only in accordance with the waste removal method practiced in the project, as shall be published in the periodic instructions.

In the event that the local or municipal authority shall remove the waste from the project, the Lessee shall pay its relative share in the expenses involved in the aforementioned waste removal, without derogating any other obligation of the Lessee pursuant to the rental agreement on the matter of participation in the expenses of the project operation.

______________________	________________________
The Lessor	The Lessee

Appendix no. 2 to the Renting Agreement from
12.11.2006
Drawn and Signed in Jerusalem on the 10th of January 2008

Between: Beck-Teck (Jerusalem) Ltd.
(hereinafter: “the renter” or “Beck-Tech”)
First Party;

And: BioCancell Therapeutics Ltd.
(hereinafter: “the tenant”)
Second Party;

Whereas                  on 12.11.2006 the renter and the tenant signed a renting agreement and a management agreement regarding the property in the Beck Science Center at Har Hozvim in  Jerusalem (hereinafter: “the agreement”);

and whereas the parties wish to amend the agreement as detailed in this appendix;

and whereas the parties wish to regularize the legal relations between them as detailed below;

therefore, the parties agreed as follows:

1.	General
1.1	The terms detailed in this appendix will have the same meaning given to them in the agreement unless a different meaning is specified in the appendix.

1.2	The remaining terms of the agreement will stand, except for those explicitly changed in this appendix.
1.3	In any case of contradiction between the provisions of this appendix and the agreement, the appendix will be preferred.

2.	The Tenant’s Rent
2.1
During the renting period according to the agreement starting from 1.1.08, the tenant will pay the renter rent of the sum of 52 NIS a month for every gross square meter rented, a total sum of 11,076 NIS a month.

2.2
The abovementioned sum will be paid with linkage differentials according to any increase between the Consumer Price Index (hereinafter: “the CPI”) of 11/07, announced on 15.12.07 and the CPI as of the day of the payment, but no less than the sum of 11,076 NIS.

3.	Management Fees and the Management Company

3.1
It is agreed that the management fee the tenant will pay the management company starting from 1.1.08 will be 13.5 NIS gross per square meter a month plus VAT, a total sum of 2,876 NIS a month plus VAT and plus linkage differentials between CPI 11/07 announced on 15.12.07 and the CPI as of the day of the actual payment, but no less than 2,876 NIS plus VAT.

3.2
The renter and/or the management company will be entitled to increase the management fee every 24 months, providing the management fee does not increase beyond the actual management costs, as detailed in the management agreement, plus 15%.

4.	Parking
4.1	The tenant will pay the renter for 3 parking spaces, as mentioned in section 10.1 of the agreement a sum of 320 NIS per space and a total of 960NIS plus VAT.

4.2	All of the provisions of the agreement will apply to the parking as well.

5.	Bank Guarantee

5.1
At the time of the signing of this appendix, the tenant will replace the bank guarantee submitted to the renter with an autonomous bank guarantee linked to the CPI to which the provisions of section 21.1 of the agreement will apply, with the required modifications (hereinafter: “the guarantee”). The guarantee sum will be equal to three months worth of rent of the property and the parking plus three months worth of management fees, plus VAT, a total of 51,670 NIS.

5.2
If the guarantee will be given for a period shorter than the renting period, the tenant hereby submits an irrevocable order to the bank, providing the guarantee (hereinafter: “the bank”), to extend the guarantee from time to time, until the end of the renting period.

5.3
The tenant hereby empowers the renter with an irrevocable power of attorney, to request that the bank extend the guarantee until the end of the renting period or to impound the guarantee, if the bank does not extend it.

5.4	The remaining provisions of section 21 of the renting agreement will continue to apply to the renting according to this appendix.

6.	VAT
VAT will be added to every sum stated in this appendix, to be paid with the payment it is added to and in accordance with the rate of VAT applied at the time.

7.	Addresses and Notification
The addresses of the parties are detailed in the renting agreement and notifications will be sent according to the provisions of the renting agreement.

And As evidence the parties signed:

Beck-Teck (Jerusalem) Ltd.                                                                                                BioCancell Therapeutics Ltd.

I the undersigned, ____ Adv. Hereby confirm that _____ ID ______ and ____ ID _____ signed this appendix and their signatures bind the company for any matter.

Appendix no. 3 to the Renting Agreement from
12.11.2006
Drawn and Signed in Jerusalem on ____ 2008

Between: Beck-Teck (Jerusalem) Ltd.
(hereinafter: “the renter” or “Beck-Teck”)
First Party;

And: BioCancell Therapeutics Ltd.
(hereinafter: “the tenant”)

Second Party;
Whereas
on 12.11.2006 the renter and the tenant signed a renting agreement (hereinafter: “the renting agreement”) and a management agreement regarding the property in the Beck Science Center at Har Hozvim in Jerusalem the size of 213 square meters (hereinafter: “the property”), modified in appendix 2 from 10.1.2008. The renting agreement with its appendices will be hereinafter called: “the combined agreement”;

and whereas                                the parties wish to extend the renting period, subject to the changes detailed in this appendix;

and whereas                                the parties wish to change and/or add to the provisions of the combined agreement, as detailed in this appendix;

and whereas                                the parties wish to regularize the legal relations between them as detailed below;

Therefore, the parties agreed as follows:

1.	General
1.1	The terms detailed in this appendix will have the same meaning given to them in the agreement unless a different meaning is specified in the appendix.

1.2	The remaining terms of the agreement will stand, except for those explicitly changed in this appendix.
1.3	In any case of contradiction between the provisions of this appendix and the agreement, the appendix will be preferred.

2.	Renting the property for an additional period
The tenant hereby rents from the renter and the renter hereby rents the property for an additional period (hereinafter: “the additional period”) of 12 months from 17.9.08 and ending on 16.9.09.

3.	Rent for the property
The monthly rent for the property will be as follows:
3.1	The tenant will pay the renter a sum of 60 NIS a month for each gross square meter in the additional period, a total sum of 12,780 NIS.

3.2
The abovementioned sum will be paid with linkage differences according to any increase between the Consumer Price Index (hereinafter: “the CPI”) of 6/08, announced on 15.7.08 and the CPI as of the day of the payment, but no less than the sum of 12,780 NIS.

4.	Management Fees and the Management Company
4.1
The tenant declares that he is aware of the fact that the project management company, as defined in the renting agreement and the management agreement attached as appendix A to the renting agreement, is the Mikdan-Tech Management Company Ltd., managing the project (hereinafter: “the management company”), or whoever replaces the company.

4.2
It is agreed that the management fees the tenant will pay the management company during the additional period will be 15.50 NIS gross per square meter a month plus VAT, a total sum of 3,302 NIS a month plus VAT and plus linkage differences between CPI 6/08 announced on 15.5.08 and the CPI as of the day of the actual payment, but no less than 3,302 NIS plus VAT.

5.	Parking

5.1
The tenant hereby rents six parking spaces in the project parking throughout the entire renting period, 3 of which will be for the use of the tenant, without any additional payment and for the 3 additional parking spaces the tenant will pay the renter a sum of 380 NIS each and a total of 1080 NIS plus VAT and plus linkage differences as mentioned in section 3.2 above, but no less than the sum of 1,080 NIS plus VAT.

5.2	All of the provisions of the agreement will apply to the parking as well.

6.	Bank Guarantee
6.1
At the time of the signing of this appendix, the tenant will submit a deposit to the renter according to the provisions of section 21.1 of the agreement or an autonomous bank guarantee linked to the CPI to which the provisions of section 21.1 of the agreement will also apply, with the required modifications (hereinafter: “the guarantee”). The deposit or guarantee sum will be equal to three months worth of rent of the property and the parking plus three months worth of management fees, plus VAT, a total of 59,466 NIS.

6.2
If the guarantee will be given for a period shorter than the renting period, the tenant hereby submits an irrevocable order to the bank, providing the guarantee (hereinafter: “the bank”), to extend the guarantee from time to time, until the end of the renting period.

6.3
The tenant hereby empowers the renter with an irrevocable power of attorney, to request that the bank extend the guarantee until the end of the renting period or to impound the guarantee, if the bank does not extend it.

6.4	The remaining provisions of section 21 of the renting agreement will continue to apply to the renting according to this appendix.

7.	Insurances

7.1	The tenant undertakes to submit a “property insurance confirmation” to the renter within 14 days from the date of the signing of this agreement, as mentioned in section 20 of the renting agreement.

7.2
The tenant undertakes to resubmit the abovementioned property insurance confirmation to the renter in every additional year until the 20th of December of each year for the year starting on the following January 1st,

7.3	The remaining provisions of section 20 of the renting agreement will continue to apply to the property and the renting according to this appendix

8.	VAT
VAT will be added to every sum stated in this appendix, to be paid with the payment it is added to and in accordance with the rate of VAT applied at the time.

9.	Addresses and Notification
The addresses of the parties are detailed in the renting agreement and notifications will be sent according to the provisions of the renting agreement.

And As evidence the parties signed:

Beck-Teck (Jerusalem) Ltd.                                                                               BioCancell Therapeutics Ltd.

I the undersigned, ____ Adv. hereby confirm that _____ ID ______ and ____ ID _____ signed this appendix and their signatures bind the company for any matter.

Appendix no. 4 to the Renting Agreement from
12.11.2006
Drawn and Signed in Jerusalem on August 31, 2009

Between: Beck-Teck (Jerusalem) Ltd.
(hereinafter: “the renter” or “Beck-Teck”)
First Party;

And: BioCancell Therapeutics Ltd.
(hereinafter: “the tenant”)

Second Party;
Whereas
on 12.11.2006 the renter and the tenant signed a renting agreement (hereinafter: “the renting agreement”) and a management agreement regarding the property in the Beck Science Center at Har Hozvim in Jerusalem the size of 213 square meters (hereinafter: “the property”), modified in appendix 2 from 10.1.2008 and appendix 3 from 30.12.2008. The renting agreement with its appendices will be hereinafter called: “the combined agreement”;

and whereas                                the parties wish to extend the renting period, subject to the changes detailed in this appendix;

and whereas                                the parties wish to change and/or add to the provisions of the combined agreement, as detailed in this appendix;

and whereas                                the parties wish to regularize the legal relations between them as detailed below;

Therefore, the parties agreed as follows:

1.	General
1.1	The terms detailed in this appendix will have the same meaning given to them in the agreement unless a different meaning is specified in the appendix.

1.2	The remaining terms of the agreement will stand, except for those explicitly changed in this appendix.
1.3	In any case of contradiction between the provisions of this appendix and the agreement, the appendix will be preferred.

2.	Renting the property for an additional period
The tenant hereby rents from the renter and the renter hereby rents the property for an additional period (hereinafter: “the additional period”) of 12 months from 17.9.09 and ending on 16.9.10.

3.	Rent for the property
The monthly rent for the property will be as follows:
3.1	The tenant will pay the renter a sum of 55 NIS a month for each gross square meter in the additional period, a total sum of 11,715 NIS.

3.2
The abovementioned sum will be paid with linkage differences according to any increase between the Consumer Price Index (hereinafter: “the CPI”) of 6/09, announced on 15.7.09 and the CPI as of the day of the payment, but no less than the sum of 11,715 NIS.

4.	Management Fees and the Management Company
4.1
The tenant declares that he is aware of the fact that the project management company, as defined in the renting agreement and the management agreement attached as appendix A to the renting agreement, is the Mikdan-Tech Management Company Ltd., managing the project (hereinafter: “the management company”), or whoever replaces the company.

4.2
It is agreed that the management fees the tenant will pay the management company during the additional period will be 18 NIS gross per square meter a month plus VAT, a total sum of 3,834 NIS a month plus VAT and plus linkage differences between CPI 6/09 announced on 15.7.09 and the CPI as of the day of the actual payment, but no less than 3,834 NIS plus VAT.

5.	Parking

5.1
The tenant hereby rents six parking spaces in the project parking throughout the entire renting period, 3 of which will be for the use of the tenant, without any additional payment and for the 3 additional parking spaces the tenant will pay the renter a sum of 320 NIS each and a total of 960 NIS plus VAT and plus linkage differences as mentioned in section 3.2 above, but no less than the sum of 960 NIS plus VAT.

5.2	All of the provisions of the agreement will apply to the parking as well.

6.	Option to Extend the renting period
6.1	The tenant will have the right to extend the renting period for an additional 12-month period, subject to the terms of Section 6.2 below.
6.2
If the tenant exercises its right to extend the renting period for an additional period, the renting agreement will be extended for the additional period, mutatis mutandis, if and only if each of the following terms have been fulfilled:

6.2.1
The tenant will provide the renter advance notice, received by the renter 4 (four) months prior to the end of the renting period in accordance with the renting agreement via registered mail with proof of delivery, or via courier with receipt confirmed by the renter, of its desire to extend the agreement for an additional period (herein “the advance notice”).

6.2.2
Prior to the delivery of advance notice, the tenant has fulfilled all of the terms of the renting agreement and has not violated the agreement repeatedly and/or fundamentally, and/or violated a primary clause, and/or violated any clause without resolving the violation.

6.2.3
At the time of sending the advance notice and until the date of the current expiration of the agreement, there will be no legal proceedings (including arbitration) between the tenant and renter regarding fundamental or unresolved violations of this agreement by the tenant.

6.2.4	The rental amount during the additional extended period will be linked to the CPI and subject to the terms of Section 3 above, mutatis mutandis.

7.	Bank Guarantee
7.1
At the time of the signing of this appendix, the tenant will submit a deposit to the renter according to the provisions of section 21.1 of the agreement or an autonomous bank guarantee linked to the CPI to which the provisions of section 21.1 of the agreement will also apply, with the required modifications (hereinafter: “the guarantee”). The deposit or guarantee sum will be equal to three months worth of rent of the property and the parking plus three months worth of management fees, plus VAT, a total of 57,700 NIS.

7.2
If the guarantee will be given for a period shorter than the renting period, the tenant hereby submits an irrevocable order to the bank, providing the guarantee (hereinafter: “the bank”), to extend the guarantee from time to time, until the end of the renting period.

7.3
The tenant hereby empowers the renter with an irrevocable power of attorney, to request that the bank extend the guarantee until the end of the renting period or to impound the guarantee, if the bank does not extend it.

7.4	The remaining provisions of section 21 of the renting agreement will continue to apply to the renting according to this appendix.

8.	Insurances

8.1	The tenant undertakes to submit a “property insurance confirmation” to the renter within 14 days from the date of the signing of this agreement, as mentioned in section 20 of the renting agreement.

8.2
The tenant undertakes to resubmit the abovementioned property insurance confirmation to the renter in every additional year until the 20th of December of each year for the year starting on the following January 1.

8.3	The remaining provisions of section 20 of the renting agreement will continue to apply to the property and the renting according to this appendix

9.	VAT
VAT will be added to every sum stated in this appendix, to be paid with the payment it is added to and in accordance with the rate of VAT applied at the time.

10.	Addresses and Notification
The addresses of the parties are detailed in the renting agreement and notifications will be sent according to the provisions of the renting agreement.

And As evidence the parties signed:

Beck-Teck (Jerusalem) Ltd.                                                                               BioCancell Therapeutics Ltd.

Appendix No. 5 to the Renting Agreement from
12.11.2006
Drawn and Signed in Jerusalem on November 20, 2011

Between: Beck-Teck (Jerusalem) Ltd.
(hereinafter: “the renter” or “Beck-Teck”)
First Party;

And: BioCancell Therapeutics Israel Ltd.
(hereinafter: “the tenant”)

Second Party;

Whereas
on 12.11.2006 the renter and the tenant signed a renting agreement (hereinafter: “the renting agreement”) and a management agreement regarding the property in the Beck Science Center at Har Hozvim in Jerusalem the size of 213 square meters (hereinafter: “the property”), modified in Appendix 2 from 10.1.2008, Appendix 3 from 30.12.2008 and Appendix 4 from 12.11.06. The renting agreement with its appendices will be hereinafter called: “the combined agreement”;

and whereas	the parties wish to extend the renting period, subject to the changes detailed in this appendix;

and whereas	the parties wish to change and/or add to the provisions of the combined agreement, as detailed in this appendix;

and whereas	the parties wish to regularize the legal relations between them as detailed below;

Therefore, the parties agreed as follows:

1.	General
1.1	The terms detailed in this appendix will have the same meaning given to them in the agreement unless a different meaning is specified in the appendix.

1.2	The remaining terms of the agreement will stand, except for those explicitly changed in this appendix.
1.3	In any case of contradiction between the provisions of this appendix and the agreement, the appendix will be preferred.

2.	Renting the property for an additional period
The tenant hereby rents from the renter and the renter hereby rents the property for an additional period (hereinafter: “the additional period”) of 12 months from 17.9.11 and ending on 16.9.12.

3.	Rent for the property
The monthly rent for the property will be as follows:
3.1	The tenant will pay the renter a sum of 60.80 NIS a month for each gross square meter in the additional period, a total sum of 12,251 NIS.

3.2
The abovementioned sum will be paid with linkage differences according to any increase between the Consumer Price Index (hereinafter: “the CPI”) of 9/11, published on 15.10.11 and the CPI as of the day of the payment, but no less than the sum of 12,251 NIS.

4.	Management Fees and the Management Company

4.1
The tenant declares that he is aware of the fact that the project management company, as defined in the renting agreement and the management agreement attached as appendix A to the renting agreement, is the Mikdan-Tech Management Company Ltd., managing the project (hereinafter: “the management company”), or whoever replaces the company.

4.2
It is agreed that the management fees the tenant will pay the management company during the additional period will be 18 NIS gross per square meter a month plus VAT, a total sum of 3,834 NIS a month plus VAT and plus linkage differences between CPI 9/11 published on 15.10.11 and the CPI as of the day of the actual payment, but no less than 3,834 NIS plus VAT.

5.	Parking
5.1
The tenant hereby rents six parking spaces in the project parking throughout the entire renting period, 3 of which will be for the use of the tenant, without any additional payment and for the 3 additional parking spaces the tenant will pay the renter a sum of 354 NIS each and a total of 1,062 NIS plus VAT and plus linkage differences as mentioned in section 3.2 above, but no less than the sum of 1,062 NIS plus VAT.

5.2	All of the provisions of the agreement will apply to the parking as well.

6.	Option to Extend the renting period
6.1	The tenant will have the right to extend the renting period for an additional 12-month period, subject to the terms of Section 6.2 below.
6.2
If the tenant exercises its right to extend the renting period for an additional period, the renting agreement will be extended for the additional period, mutatis mutandis, if and only if each of the following terms have been fulfilled:

6.2.1
The tenant will provide the renter advance notice, received by the renter 4 (four) months prior to the end of the renting period in accordance with the renting agreement via registered mail with proof of delivery, or via courier with receipt confirmed by the renter, of its desire to extend the agreement for an additional period (herein “the advance notice”).

6.2.2
Prior to the delivery of advance notice, the tenant has fulfilled all of the terms of the renting agreement and has not violated the agreement repeatedly and/or fundamentally, and/or violated a primary clause, and/or violated any clause without resolving the violation.

6.2.3
At the time of sending the advance notice and until the date of the current expiration of the agreement, there will be no legal proceedings (including arbitration) between the tenant and renter regarding fundamental or unresolved violations of this agreement by the tenant.

6.2.4	The rental amount during the additional extended period will be linked to the CPI and subject to the terms of Section 3 above, mutatis mutandis.

7.	Bank Guarantee

7.1
At the time of the signing of this appendix, the tenant will submit a deposit to the renter according to the provisions of section 21.1 of the agreement or an autonomous bank guarantee linked to the CPI to which the provisions of section 21.1 of the agreement will also apply, with the required modifications (hereinafter: “the guarantee”). The deposit or guarantee sum will be equal to three months worth of rent of the property and the parking plus three months worth of management fees, plus VAT, a total of 57,700 NIS.

7.2
If the guarantee will be given for a period shorter than the renting period, the tenant hereby submits an irrevocable order to the bank, providing the guarantee (hereinafter: “the bank”), to extend the guarantee from time to time, until the end of the renting period.

7.3
The tenant hereby empowers the renter with an irrevocable power of attorney, to request that the bank extend the guarantee until the end of the renting period or to impound the guarantee, if the bank does not extend it.

7.4	The remaining provisions of section 21 of the renting agreement will continue to apply to the renting according to this appendix.

8.	Insurances

8.1	The tenant undertakes to submit a “property insurance confirmation” to the renter within 14 days from the date of the signing of this agreement, as mentioned in section 20 of the renting agreement.

8.2
The tenant undertakes to resubmit the abovementioned property insurance confirmation to the renter in every additional year until the 20th of December of each year for the year starting on the following January 1.

8.3	The remaining provisions of section 20 of the renting agreement will continue to apply to the property and the renting according to this appendix

9.	VAT
VAT will be added to every sum stated in this appendix, to be paid with the payment it is added to and in accordance with the rate of VAT applied at the time.

10.	Addresses and Notification
The addresses of the parties are detailed in the renting agreement and notifications will be sent according to the provisions of the renting agreement.

And as evidence the parties signed:

Beck-Teck (Jerusalem) Ltd.                                                                               BioCancell Therapeutics Ltd.

Appendix No. 6 to the Renting Agreement from
12.11.2006
Drawn and Signed in Jerusalem on October 1, 2012

Between: Beck-Teck (Jerusalem) Ltd.
(hereinafter: “the renter” or “Beck-Teck”)
First Party;

And: BioCancell Therapeutics Israel Ltd.
(hereinafter: “the tenant”)

Second Party;

Whereas
on 12.11.2006 the renter and the tenant signed a renting agreement (hereinafter: “the renting agreement”) and a management agreement regarding the property in the Beck Science Center at Har Hozvim in Jerusalem the size of 213 square meters (hereinafter: “the property”), modified in Appendix 2 from 10.1.2008, Appendix 3 from 30.12.2008, Appendix 4 from 12.11.06 and Appendix 5 from 20.11.2011. The renting agreement with its appendices will be hereinafter called: “the combined agreement”;

and whereas	the parties wish to extend the renting period, subject to the changes detailed in this appendix;

and whereas	the parties wish to change and/or add to the provisions of the combined agreement, as detailed in this appendix;

and whereas	the parties wish to regularize the legal relations between them as detailed below;

Therefore, the parties agreed as follows:

1.	General

1.1	The terms detailed in this appendix will have the same meaning given to them in the agreement unless a different meaning is specified in the appendix.

1.2	The remaining terms of the agreement will stand, except for those explicitly changed in this appendix.
1.3	In any case of contradiction between the provisions of this appendix and the agreement, the appendix will be preferred.

2.	Renting the property for an additional period
The tenant hereby rents from the renter and the renter hereby rents the property for an additional period (hereinafter: “the additional period”) of 12 months from 17.9.12 and ending on 16.9.13.

3.	Rent for the property
The monthly rent for the property will be as follows:
3.1	The tenant will pay the renter a sum of 60.80 NIS a month for each gross square meter in the additional period, a total sum of 12,950 NIS.

3.2
The abovementioned sum will be paid with linkage differences according to any increase between the Consumer Price Index (hereinafter: “the CPI”) of 9/11, published on 15.10.11 and the CPI as of the day of the payment, but no less than the sum of 12,950 NIS.

4.	Management Fees and the Management Company

4.1
The tenant declares that he is aware of the fact that the project management company, as defined in the renting agreement and the management agreement attached as appendix A to the renting agreement, is the Mikdan-Tech Management Company Ltd., managing the project (hereinafter: “the management company”), or whoever replaces the company.

4.2
It is agreed that the management fees the tenant will pay the management company during the additional period will be 18 NIS gross per square meter a month plus VAT, a total sum of 3,834 NIS a month plus VAT and plus linkage differences between CPI 9/11 published on 15.10.11 and the CPI as of the day of the actual payment, but no less than 3,834 NIS plus VAT.

5.	Parking

5.1
The tenant hereby rents six parking spaces in the project parking throughout the entire renting period, 3 of which will be for the use of the tenant, without any additional payment and for the 3 additional parking spaces the tenant will pay the renter a sum of 354 NIS each and a total of 1,062 NIS plus VAT and plus linkage differences as mentioned in section 3.2 above, but no less than the sum of 1,062 NIS plus VAT.

5.2	All of the provisions of the agreement will apply to the parking as well.

6.	Bank Guarantee

6.1
At the time of the signing of this appendix, the tenant will submit a deposit to the renter according to the provisions of section 21.1 of the agreement or an autonomous bank guarantee linked to the CPI to which the provisions of section 21.1 of the agreement will also apply, with the required modifications (hereinafter: “the guarantee”). The deposit or guarantee sum will be equal to three months worth of rent of the property and the parking plus three months worth of management fees, plus VAT, a total of 57,700 NIS.

6.2
If the guarantee will be given for a period shorter than the renting period, the tenant hereby submits an irrevocable order to the bank, providing the guarantee (hereinafter: “the bank”), to extend the guarantee from time to time, until the end of the renting period.

6.3
The tenant hereby empowers the renter with an irrevocable power of attorney, to request that the bank extend the guarantee until the end of the renting period or to impound the guarantee, if the bank does not extend it.

6.4	The remaining provisions of section 21 of the renting agreement will continue to apply to the renting according to this appendix.

7.	Insurances

7.1	The tenant undertakes to submit a “property insurance confirmation” to the renter within 14 days from the date of the signing of this agreement, as mentioned in section 20 of the renting agreement.

7.2
The tenant undertakes to resubmit the abovementioned property insurance confirmation to the renter in every additional year until the 20th of December of each year for the year starting on the following January 1.

7.3	The remaining provisions of section 20 of the renting agreement will continue to apply to the property and the renting according to this appendix

8.	VAT
VAT will be added to every sum stated in this appendix, to be paid with the payment it is added to and in accordance with the rate of VAT applied at the time.

9.	Addresses and Notification
The addresses of the parties are detailed in the renting agreement and notifications will be sent according to the provisions of the renting agreement.

And as evidence the parties signed:

Beck-Teck (Jerusalem) Ltd.                                                                               BioCancell Therapeutics Ltd.